UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

PPL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PPL Corporation

Notice of Annual Meeting
May 21, 2008

and

Proxy Statement

PPL CORPORATION
Two North Ninth Street
Allentown, Pennsylvania 18101

Notice of Annual Meeting of Shareowners

Time and Date	10:00 a.m., Eastern Daylight Time, on Wednesday, May 21, 2008.

Place	Holiday Inn Conference Center 7736 Adrienne Drive Fogelsville, Pennsylvania

Items of Business	• To elect three directors for a term of three years

• To amend and restate PPL Corporation’s Articles of Incorporation to eliminate the supermajority voting requirements

• To ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2008

Record Date	You can vote if you are a shareowner of record on February 29, 2008.

Proxy Voting	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your proxy card or by voting on the Internet or by telephone. See details under the heading “How do I vote?”

  By Order of the Board of Directors,

Robert J. Grey
Senior Vice President,
General Counsel and Secretary

April 10, 2008

Important Notice Regarding the Availability of Proxy
Materials for the Shareowner Meeting to Be Held on May 21, 2008:

This Proxy Statement and the Annual Report to Shareowners are available at
http://www.pplweb.com/PPLCorpProxy

TABLE OF CONTENTS

PROXY STATEMENT	1

GENERAL INFORMATION	1

PROPOSAL 1: ELECTION OF DIRECTORS	5
Nominees for Directors	6
Directors Continuing in Office	7

GOVERNANCE OF THE COMPANY	8
Board of Directors	8
Attendance	8
Independence of Directors	9
Executive Sessions; Presiding and Lead Director	10
Guidelines for Corporate Governance	10
Communications with the Board	10
Code of Ethics	10
Board Committees	10
Executive Committee	11
Compensation, Governance and Nominating Committee	11
Compensation Processes and Procedures	11
Director Nomination Process	12
Compensation Committee Interlocks and Insider Participation	13
Finance Committee	13
Nuclear Oversight Committee	13
Audit Committee	14
Report of the Audit Committee	14
Compensation of Directors	15
Annual Retainer	15
Committee Retainers	15
Presiding Director Retainer	15
One-time Grant of Restricted Stock Units	15
Other Fees	16
Directors Deferred Compensation Plan	16
2007 Director Compensation	17
2007 Director Fees	19

STOCK OWNERSHIP	20
Directors and Executive Officers	20
Principal Shareowners	21

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	22

TRANSACTIONS WITH RELATED PERSONS	22

EXECUTIVE COMPENSATION	22
Compensation Committee Report	22
Compensation Discussion and Analysis (“CD&A”)	22
Executive Compensation Tables	44
Summary Compensation Table	44

(i)

Grants of Plan-Based Awards During 2007	47
Outstanding Equity Awards at Fiscal-Year End 2007	49
Option Exercises and Stock Vested In 2007	51
Pension Benefits in 2007	51
Nonqualified Deferred Compensation in 2007	54
Change-in-Control Arrangements	56
Retention Agreements	58
Termination Benefits	58
Severance	58
SERP and ODCP	59
Annual Cash Incentive Awards	59
Long-term Incentive Awards	59
Termination Benefits for Mr. Biggar	60
Potential Payments upon Termination or Change in Control of PPL Corporation	62

PROPOSAL 2: COMPANY PROPOSAL TO AMEND AND RESTATE THE COMPANY’S ARTICLES OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS	65

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	66
Fees to Independent Auditor for 2007 and 2006	66
Approval of Fees	67

OTHER MATTERS	67
Shareowner Proposals for the Company’s 2009 Annual Meeting	67

ANNEX A: Amended and Restated Articles of Incorporation of PPL Corporation
DIRECTIONS TO ANNUAL MEETING	Inside back cover

(ii)

PPL CORPORATION
Two North Ninth Street
Allentown, Pennsylvania 18101

Proxy Statement
Annual Meeting of Shareowners
May 21, 2008
10:00 a.m. (Eastern Daylight Time)

We are providing these proxy materials in connection with the solicitation by the Board of Directors of PPL Corporation of proxies to be voted at the company’s Annual Meeting of Shareowners to be held on May 21, 2008, and at any adjournment of the Annual Meeting. Directors, officers and other company employees may also solicit proxies by telephone or otherwise. Brokers, banks and other holders of record will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. We first released this Proxy Statement and the accompanying proxy materials to shareowners on or about April 10, 2008.

GENERAL INFORMATION

What am I voting on?

There are three proposals scheduled to be voted on at the meeting:

•	the election of three directors for a term of three years;

•	the amendment and restatement of PPL Corporation’s Articles of Incorporation to eliminate the supermajority voting requirements; and

•	the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2008.

Who can vote?

Holders of PPL Corporation common stock as of the close of business on the record date, February 29, 2008, may vote at the Annual Meeting, either in person or by proxy. Each share of PPL Corporation common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a shareowner of record and as a beneficial owner?

If your shares are registered directly in your name with PPL Corporation’s transfer agent, Wells Fargo Bank, N.A., you are considered, with respect to those shares, the “shareowner of record.” The Notice of Annual Meeting, Proxy Statement, 2007 Annual Report, proxy card and accompanying documents have been sent directly to you by PPL Corporation.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of Annual Meeting, Proxy Statement, 2007 Annual Report, proxy card and accompanying documents have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareowner of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in their mailing or by following their instructions for voting by telephone or on the Internet, if offered.

How do I vote?

You can vote by mail, by telephone, on the Internet or in person at the Annual Meeting.

•	By mail

Be sure to complete, sign and date the proxy card and return it in the postage-paid envelope we have provided. If you are a shareowner of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If you are a shareowner of record, and the postage-paid envelope is missing, please mail your completed proxy card to PPL Corporation, c/o Shareowner Servicessm, P.O. Box 64873, St. Paul, Minnesota 55164-0873.

•	By telephone or on the Internet

The telephone and Internet voting procedures we have established for shareowners of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

By telephone: You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

On the Internet: The Web site for Internet voting is at www.eproxy.com/ppl/. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded.

The availability of telephone and Internet voting facilities for shareowners of record will be available 24 hours a day, and will close at 12:00 p.m. (noon), Central Time, on May 20, 2008.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive from them.

•	In person at the Annual Meeting

You may come to the Annual Meeting and cast your vote there, either by proxy or by ballot. Please bring your admission ticket with you to the Annual Meeting.

If you mail to us your properly completed and signed proxy card, or vote by telephone or Internet, your shares of PPL Corporation common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

•	FOR the election of all nominees for director;

•	FOR the amendment and restatement of PPL Corporation’s Articles of Incorporation to eliminate the supermajority voting requirements; and

•	FOR the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2008.

Abstentions and broker non-votes are not counted as either “yes” or “no” votes.

We do not expect that any other matters will be brought before the Annual Meeting. By giving your proxy, however, you appoint the persons named as proxies as your representatives at the meeting. If an issue comes up for vote at the Annual Meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

As a participant in the PPL Corporation Employee Stock Ownership Plan, how do I vote shares held in my plan account?

If you are a participant in our Employee Stock Ownership Plan, you have the right to provide voting directions to the plan trustee, Fidelity Investments, by submitting your ballot card for those shares of our common stock that are held by the plan and allocated to your account. Plan participant ballots are treated confidentially. Full and fractional shares credited to your account under the plan as of February 29, 2008 will be voted by the trustee in accordance with your instructions. Participants may not vote in person at the Annual Meeting. Similar to the process for shareowners of PPL Corporation common stock, you may vote by mail, telephone or on the Internet. To allow sufficient time for voting by the trustee of the plan, your ballot must be returned by May 19, 2008 if by mail, and if voting by telephone or on the Internet, by 12:00 noon Central Time on May 16, 2008. Please follow the ballot instructions specific to the participants in the Employee Stock Ownership Plan.

If you do not return your ballot, or return it unsigned, or do not vote by phone or on the Internet, the plan provides that the trustee will vote your shares in the same percentage as shares held by participants for which the trustee has received timely voting instructions. The plan trustee will follow participants’ voting directions, and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974.

May I change or revoke my vote?

Any shareowner giving a proxy has the right to revoke it at any time before it is voted by:

•	giving notice in writing to our Corporate Secretary, provided such statement is received not later than the close of business on May 20, 2008;

•	providing a later-dated vote using the telephone or Internet voting procedures; or

•	attending the Annual Meeting and voting in person.

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares in your own name or as the beneficial owner in the name of a broker, bank or other holder of record. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the Annual Meeting. Brokerage firms, banks or other holders of record generally have the authority to vote customers’ unvoted shares on certain routine matters. If your shares are held in the name of a brokerage firm, bank or other holder of record, such firm can vote your shares for all three proposals this year, as these matters are considered routine under the applicable rules.

Who can attend the Annual Meeting?

If you are a shareowner of record, your admission ticket is enclosed with your proxy card. If you hold shares through the Employee Stock Ownership Plan, your admission ticket is attached to your ballot card. You will need to bring your admission ticket, along with picture identification, to the meeting. If you own shares in street name, please bring your most recent brokerage statement, along with picture identification, to the meeting. PPL will use your brokerage statement to verify your ownership of PPL common stock and admit you to the meeting.

What constitutes a quorum?

As of the record date, there were 372,677,359 shares of common stock outstanding and entitled to vote, and no shares of preferred stock of the company were outstanding. In order to conduct the Annual Meeting, a majority of the outstanding shares entitled to vote must be present, in person or by proxy, in order to constitute a quorum. If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum. Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record who holds shares for another person has not received voting instructions from the beneficial owner of the shares and, under New York Stock Exchange, or NYSE, listing standards, does not have discretionary authority to vote on a proposal.

What vote is needed for these proposals to be adopted?

•	Election of Directors

The nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected. Authority to vote for any individual nominee can be withheld by writing the number, which is beside that person’s name in the list of nominees, in the box provided to the right of such list on the accompanying proxy or by following the instructions if voting by telephone or on the Internet.

•	Amendment and Restatement of PPL Corporation’s Articles of Incorporation to Eliminate the Supermajority Voting Requirements

In order to approve this proposal, the proposal must receive an affirmative vote of the shareowners, in person or by proxy, entitled to cast at least two-thirds of the votes that all shareowners are entitled to cast.

•	Ratification of the Appointment of Ernst & Young LLP

In order to approve the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, the proposal must receive a majority of the votes cast, in person or by proxy, by the shareowners voting as a single class.

Who conducts the proxy solicitation and how much will it cost?

PPL Corporation will pay the cost of soliciting proxies on behalf of the Board of Directors. In addition to the solicitation by mail, a number of regular employees may solicit proxies in person, over the Internet, by telephone or by facsimile. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting, and we expect that the remuneration to Innisfree for its services will not exceed $12,500. Brokers, dealers, banks and other holders of record who hold shares for the benefit of others will be asked to send proxy material to the beneficial owners of the shares, and we will reimburse them for their expenses.

How does the company keep voter information confidential?

To preserve voter confidentiality, we voluntarily limit access to shareowner voting records to certain designated employees of PPL Services Corporation. These employees sign a confidentiality agreement that prohibits them from disclosing the manner in which a shareowner has voted to any employee of PPL affiliates or to any other person (except to the Judges of Election or the person in whose name the shares are registered), unless otherwise required by law.

What is householding, and how does it affect me?

Beneficial owners of common stock in street name may receive a notice from their broker, bank or other holder of record stating that only one Proxy Statement and/or other shareowner communications and notices will be delivered to multiple security holders sharing an address. This practice, known as “householding,” will reduce PPL’s printing, shipping, and postage costs. Beneficial owners who participate in householding will continue to receive separate proxy forms. If any beneficial owner wants to revoke consent to this practice and wishes to receive his or her own documents and other communications, however, then he or she must contact the broker, bank or other holder of record with a notice of revocation. Any shareowner may obtain a copy of such documents from PPL at the address and phone number listed on the back cover page of this Proxy Statement.

PROPOSAL 1: ELECTION OF DIRECTORS

We have a classified Board of Directors, currently consisting of 10 directors divided into three classes. These classes consist of three directors whose terms will expire at the 2008 Annual Meeting, four directors whose terms will expire at the 2009 Annual Meeting, and three directors whose terms will expire at the 2010 Annual Meeting.

The nominees this year are Frederick M. Bernthal, Louise K. Goeser and Keith H. Williamson. The nominees are currently serving as directors. Dr. Bernthal and Ms. Goeser were elected by the shareowners at the 2005 Annual Meeting, and Mr. Williamson was elected by the Board of Directors effective September 1, 2005. If elected by the shareowners, Dr. Bernthal, Ms. Goeser and Mr. Williamson would serve until the 2011 Annual Meeting and until their successors are elected and qualified. Following the election of these three nominees, there will be 10 members of the Board of Directors, consisting of three classes: four directors whose terms would expire at the 2009 Annual Meeting, three directors whose terms would expire at the 2010 Annual Meeting, and three directors whose terms would expire at the 2011 Annual Meeting.

The Board of Directors has no reason to believe that any of the nominees will become unavailable for election, but, if any nominee should become unavailable prior to the Annual Meeting, the accompanying proxy will be voted for the election of such other person as the Board of Directors may recommend in place of that nominee.

The Board of Directors
recommends that shareowners vote FOR Proposal 1

Nominees for Directors:

FREDERICK M. BERNTHAL, 65, is President of Universities Research Association (“URA”), a position he has held since 1994. Located in Washington, D.C., URA is a consortium of 89 leading research universities engaged in the construction and operation of major research facilities on behalf of the U.S. Department of Energy and the National Science Foundation. Dr. Bernthal served from 1990 to 1994 as Deputy Director of the National Science Foundation, from 1988 to 1990 as Assistant Secretary of State for Oceans, Environment and Science, and from 1983 to 1988 as a member of the U.S. Nuclear Regulatory Commission. He received a Bachelor of Science degree in chemistry from Valparaiso University and a Ph.D. in nuclear chemistry from the University of California at Berkeley. Dr. Bernthal is chair of the Nuclear Oversight Committee and a member of the Audit and Executive Committees. He has been a director since 1997.

LOUISE K. GOESER, 54, is President and Chief Executive Officer of Ford of Mexico, a position she has held since January 2005. Ford of Mexico manufactures cars, trucks and related parts and accessories. Prior to this position, she served as Vice President, Global Quality for Ford Motor Company, a position she had held since 1999. In that position, she was responsible for ensuring superior quality in the design, manufacture, sale and service of all Ford cars, trucks and components worldwide. Prior to 1999, she served as Vice President for Quality at Whirlpool Corporation, and served in various leadership positions with Westinghouse Electric Corporation. Ms. Goeser received a bachelor’s degree in mathematics from Pennsylvania State University and a master’s degree in business administration from the University of Pittsburgh. She is a member of the Compensation, Governance and Nominating Committee and has been a director since 2003.

KEITH H. WILLIAMSON, 55, is Senior Vice President, Secretary and General Counsel of Centene Corporation, a position he has held since November 2006. Centene Corporation is located in St. Louis, Missouri and is a multi-line healthcare enterprise that provides programs and related services to individuals receiving benefits under Medicaid, including Supplemental Security Income and the State Children’s Health Insurance Program. He previously served as President of the Capital Services Division of Pitney Bowes Inc., a position he held since 1999. Pitney Bowes is a global provider of integrated mail, messaging and document management solutions headquartered in Stamford, Connecticut. Mr. Williamson joined Pitney Bowes in 1988 and held a series of positions in the company’s tax, finance and legal operations, including oversight of the treasury function and rating agency activity. Mr. Williamson earned a B.A. from Brown University, a J.D. and M.B.A. from Harvard University and an LL.M. in taxation from New York University Law School. He is a member of the Finance Committee and has been a director since September 2005.

Directors Continuing in Office:

JOHN W. CONWAY, 62, is Chairman of the Board, President and Chief Executive Officer of Crown Holdings, Inc. of Philadelphia, Pennsylvania, a position he has held since February 2001. Prior to that time, he served as President and Chief Operating Officer. Crown is a leading international manufacturer of packaging products for consumer goods. Mr. Conway joined Crown in 1991 as a result of its acquisition of Continental Can International Corporation. Prior to 1991, he served as President of Continental Can and in various other management positions. Mr. Conway is the past-Chairman of the Can Manufacturers Institute. He received his B.A. in Economics from the University of Virginia and his law degree from Columbia Law School. He is a member of the Compensation, Governance and Nominating Committee, as well as the Finance Committee. He has been a director since 2000; his term expires in 2009.

E. ALLEN DEAVER, 72, retired in 1998 as Executive Vice President and a director of Armstrong World Industries, Inc., of Lancaster, Pennsylvania. He is a director of the Geisinger Health System. He graduated from the University of Tennessee with a B.S. in Mechanical Engineering. Mr. Deaver is chair of the Compensation, Governance and Nominating Committee and a member of the Executive, Finance and Nuclear Oversight Committees. He also serves as the lead director and presiding director who chairs executive sessions of the independent directors. He has been a director since 1991; his term expires in 2009.

STUART HEYDT, 68, retired in 2000 as Chief Executive Officer of the Geisinger Health System, a position he held since 1991. He is past president and a Distinguished Fellow of the American College of Physician Executives. Dr. Heydt attended Dartmouth College and received an M.D. from the University of Nebraska. He is chair of the Audit Committee and a member of the Compensation, Governance and Nominating Committee, as well as the Executive and Nuclear Oversight Committees. Dr. Heydt has been a director since 1991; his term expires in 2010.

JAMES H. MILLER, 59, is Chairman, President and Chief Executive Officer of PPL Corporation. Prior to his current appointment in October 2006, Mr. Miller was named President in August 2005; Chief Operating Officer in September 2004, a position he held until the end of June 2006; Executive Vice President in January 2004; and also served as President of PPL Generation, LLC, a PPL Corporation subsidiary that operates power plants in the United States. He also serves on the boards of PPL Electric Utilities Corporation and PPL Energy Supply, LLC. Mr. Miller earned a bachelor’s degree in electrical engineering from the University of Delaware and served in the U.S. Navy nuclear program. Before joining PPL Generation in February 2001, Mr. Miller served as Executive Vice President and Vice President, Production of USEC, Inc. from 1995, and prior to that time as President of ABB Environmental Systems, President of UC Operating Services, President of ABB Resource Recovery Systems and in various engineering and management positions at the former Delmarva Power and Light Co. He is chair of the Executive Committee and chair of the Corporate Leadership Council, an internal committee comprised of the senior officers of PPL Corporation. Mr. Miller has been a director since August 2005; his term expires in 2009.

CRAIG A. ROGERSON, 51, is President and Chief Executive Officer of Hercules Incorporated, a position he has held since December 2003. He also serves as a director of Hercules. Located in Wilmington, Delaware, Hercules is a leading manufacturer and marketer of specialty chemicals and related services for a broad range of business, consumer and industrial applications. Mr. Rogerson joined Hercules in 1979 and served in a number of management positions before leaving the company to serve as President and Chief Executive Officer of Wacker Silicones Corporation in 1997. He returned to Hercules in 2000 as President of the BetzDearborn Division. Following the sale of that business to General Electric in 2002, he remained with Hercules as President of the FiberVisions and Pinova divisions until he was named President and Chief Executive Officer of Hercules in December 2003. Mr. Rogerson also serves on the boards of the American Chemistry Council, the Delaware Business Roundtable and First State Innovation. He holds a chemical engineering degree from Michigan State University. He is a member of the Nuclear Oversight Committee and has been a director since September 2005; his term expires in 2010.

W. KEITH SMITH, 73, served as the Chief Executive Officer of West Penn Allegheny Health System, which is a healthcare network of five affiliated hospitals that serve Pittsburgh and the surrounding five-state area, from July 2007 to March 2008. He previously served as Vice Chairman of Mellon Financial Corporation and Senior Vice Chairman of Mellon Bank, N.A., of Pittsburgh, Pennsylvania, as well as a director of both organizations, until his retirement in December 1998. Mr. Smith is a director of DENTSPLY International Inc. as well as Baytree Bancorp., Inc., Baytree National Bank and Trust Co. and LED Medical Diagnostics, Inc. Mr. Smith received a Bachelor of Commerce degree from the University of Saskatchewan, his M.B.A. from the University of Western Ontario, and is a Chartered Accountant. He is chair of the Finance Committee and a member of the Audit Committee. Mr. Smith has been a director since 2000; his term expires in 2010.

SUSAN M. STALNECKER, 55, is Vice President and Treasurer of E. I. du Pont de Nemours and Company, of Wilmington, Delaware. Before being named to her current position in September 2006, she served as Vice President, Risk Management since June 2005, Vice President — Government and Consumer Markets, DuPont Safety & Protection since January 2003, and as Vice President — Finance and Treasurer since 1998. DuPont delivers science-based solutions for markets that make a difference in people’s lives in food and nutrition; healthcare; apparel; home and construction; electronics; and transportation. Ms. Stalnecker serves on the board of Duke University. Ms. Stalnecker received a bachelor’s degree from Duke University and her M.B.A. from the Wharton School of Graduate Business at the University of Pennsylvania. She is a member of the Audit and Finance Committees. She has been a director since December 2001; her term expires in 2009.

GOVERNANCE OF THE COMPANY

Board of Directors

Attendance. The Board of Directors met six times during 2007. Each director attended at least 75% of the meetings held by the Board and the committees on which they served during the year. The average attendance of directors at Board and Committee meetings held during 2007 was 95%. Directors are expected to attend all meetings of the Board, the Committees on which they serve and shareowners. All of our directors attended the 2007 Annual Meeting of Shareowners.

Independence of Directors. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements of the NYSE listing standards. In addition to applying these guidelines, which are summarized below and are available in the Corporate Governance section of our Web site (www.pplweb.com/about/corporate+governance.htm), the Board considers all relevant facts and circumstances in making an independence determination. At its January 2008 meeting, the Board determined that the following nine directors (constituting all of PPL’s non-employee directors) are independent from the company and management pursuant to its independence guidelines: Drs. Bernthal and Heydt, Messrs. Conway, Deaver, Rogerson, Smith and Williamson, and Mss. Goeser and Stalnecker.

In reaching this conclusion, the Board considered transactions and relationships between each director or any member of his or her immediate family and the company and its subsidiaries. From time to time, our subsidiaries have transacted business in the ordinary course with companies with which several of our directors are or were affiliated. In particular, with respect to each of the most recent three completed fiscal years, the Board evaluated the following relationships:

•	Each of Ms. Goeser, Ms. Stalnecker and Mr. Williamson were officers at companies with which PPL has engaged in ordinary course of business transactions. The Board reviewed all transactions with each of these companies and determined that the annual amount of sales to PPL, as well as purchases by these companies from PPL in each fiscal year, was significantly below one percent of the consolidated gross revenues of PPL and each of these companies. As part of its determination, the Board also considered that most of the transactions were competitively bid.

•	Mr. Conway is an executive officer of a company, which, through a Bolivian affiliate, has purchased electricity from a former PPL affiliate in Bolivia that is a public utility. The Board determined that the amount of purchases in each fiscal year was significantly below 1 percent of the consolidated gross revenues of each such company and PPL and that the rates or charges were fixed in conformity with governmental authority. PPL sold its Bolivian affiliate in May 2007.

The Board determined that all of these relationships were immaterial. Under the categorical standard of independence that the Board adopted for the company, business transactions between the company (and its subsidiaries) and a director’s employer or the employer of the director’s “immediate family member,” as defined by the rules of the NYSE, not involving more than 2 percent of the employer’s consolidated gross revenues in any fiscal year, will not impair the director’s independence. All of the transactions considered were significantly below 1 percent of the consolidated gross revenues of any of the companies involved.

Also, pursuant to NYSE standards, a director is not independent from the company and management if, within the last three years, the director or an immediate family member of the director:

•	is or has been an employee of the company (and its subsidiaries), in the case of the director, or is or has been an executive officer of the company (and its subsidiaries), in the case of an immediate family member of the director;

•	has received more than $100,000 in direct compensation from the company (and its subsidiaries) during any 12-month period (excluding director or committee fees);

•	is or was a partner or employee of any of the auditors of the company, subject to certain exceptions;

•	is or was employed as an executive officer of another company where any of the company’s present executive officers at the same time serves or served on the other company’s compensation committee; or

•	is a current employee, in the case of the director, or is a current executive officer, in the case of an immediate family member, of a company that has made payments to, or received payments from, the company for property or services in an amount which exceeds the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues.

In addition to the independence requirements set forth above, the Board evaluates additional independence requirements under applicable Securities and Exchange Commission, or SEC, rules for directors who are members of the audit committee. If a director is considered independent pursuant to the standards set forth above, the director also will be deemed to be independent for purposes of being a member of our Audit Committee if:

•	the director does not directly or indirectly, including through certain family members, receive any consulting, advisory or other compensatory fee from the company (and its subsidiaries) except in such person’s capacity as a director or committee member; and

•	the director is not an “affiliated person” of the company (or any of its subsidiaries), meaning that the director does not directly or indirectly (through one or more intermediaries) control, is not controlled by or is not under common control with the company (and its subsidiaries), all within the meaning of applicable securities laws.

Executive Sessions; Presiding and Lead Director. The independent directors meet in regular executive sessions during each Board meeting without management present. The Board has designated Mr. Deaver as the presiding director to chair these executive sessions. Mr. Deaver also serves as the “lead” director of the Board.

Guidelines for Corporate Governance. You can find the full text of our Guidelines for Corporate Governance in the Corporate Governance section of our Web site (www.pplweb.com/about/corporate+governance.htm). The Guidelines are available in print, without charge, to any shareowner who requests a copy.

Communications with the Board. Shareowners or other parties interested in communicating with the presiding director, with the Board or with the independent directors as a group may write to the following address:

The Presiding Director or the Board of Directors
c/o Corporate Secretary’s Office
PPL Corporation
Two North Ninth Street
Allentown, Pennsylvania 18101

The Secretary of the company forwards all correspondence to the respective Board members, with the exception of commercial solicitations, advertisements or obvious “junk” mail. Concerns relating to accounting, internal controls or auditing matters are to be brought immediately to the attention of the company’s Office of Business Ethics and Compliance and are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Ethics. We maintain our Standards of Conduct and Integrity, which are applicable to all Board members and employees of the company and its subsidiaries, including the principal executive officer, the principal financial officer and the principal accounting officer of the company. You can find the full text of the Standards in the Corporate Governance section of our Web site (www.pplweb.com/about/corporate+governance.htm). The Standards are also available in print, without charge, to any shareowner who requests a copy.

Board Committees

The Board of Directors has five standing committees:

•	the Executive Committee;

•	the Compensation, Governance and Nominating Committee;

•	the Finance Committee;

•	the Nuclear Oversight Committee; and

•	the Audit Committee.

Each non-employee director usually serves on one or more of these committees. All of our committees, with the exception of the Executive Committee, are composed entirely of independent directors. The charters of all of the committees are available in the Corporate Governance section of the company’s Web site (www.pplweb.com/about/corporate+governance.htm), and are available in print, without charge, to any shareowner who requests a copy.

Executive Committee. During periods between Board meetings, the Executive Committee may exercise all of the powers of the Board of Directors, except that the Executive Committee may not elect directors, change the membership of or fill vacancies in the Executive Committee, fix the compensation of the directors, change the Bylaws, or take any action restricted by the Pennsylvania Business Corporation Law or the Bylaws (including actions committed to another Board committee). The Executive Committee met six times in 2007. The members of the Executive Committee are Mr. Miller (chair), Drs. Bernthal and Heydt and Mr. Deaver.

Compensation, Governance and Nominating Committee. The principal functions of the Compensation, Governance and Nominating Committee, or CGNC, are:

•	to review and evaluate at least annually the performance of the chief executive officer and other senior officers of the company and its subsidiaries, and to set their remuneration, including incentive awards;

•	to review management’s succession planning;

•	to identify and recommend to the Board of Directors candidates for election to the Board;

•	to review the fees paid to outside directors for their services on the Board of Directors and its Committees; and

•	to establish and administer programs for evaluating the performance of Board members.

Another principal committee function is to develop and recommend to the Board corporate governance guidelines for the company. All of the members of the CGNC are independent within the meaning of the listing standards of the NYSE, the rules of the SEC and the company’s standards of independence described above under the heading of “Independence of Directors.” In addition, each member of the CGNC is a “Non-Employee” director as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and is an “outside” director as defined in Section 162(m) of the Internal Revenue Code. This committee met four times in 2007. The members of the CGNC are Mr. Deaver (chair), Mr. Conway, Ms. Goeser and Dr. Heydt.

Compensation Processes and Procedures

Decisions regarding the compensation of our executive officers are made by the CGNC. Specifically, the CGNC has strategic and administrative responsibility for a broad range of issues, including ensuring that we compensate executive officers effectively and in a manner consistent with our stated compensation strategy. The CGNC also oversees the administration of executive compensation plans, including the design, performance measures and award opportunities for the executive incentive programs, and certain employee benefits. Our Board of Directors appoints each member of the CGNC and has determined that each is an independent director.

The CGNC periodically reviews executive officer compensation to ensure that compensation is consistent with our compensation philosophies, company and personal performance, changes in market practices, and changes in an individual’s responsibilities. At the CGNC’s first regular in-person meeting each year, which it holds in January, the CGNC reviews the performance of executive officers and makes awards for the just-completed fiscal year.

To assist in its efforts to meet the objectives outlined above, the CGNC has retained Towers Perrin, a nationally known executive compensation and benefits consulting firm, to advise it on a regular basis on executive compensation and benefit programs. Towers Perrin provides additional information to the CGNC so that it can determine whether the company’s executive compensation programs are reasonable and consistent with competitive practices. Representatives of Towers Perrin regularly participate in CGNC meetings and provide advice as to compensation trends and best practices, plan design and peer group comparisons.

Annually, the CGNC requests Towers Perrin to develop an analysis of current competitive compensation practices and levels. This analysis begins with a general review at the committee’s July meeting and continues with a detailed analysis of competitive pay levels and practices at its year-end meeting. The CGNC uses this analysis when it assesses performance and considers salary levels and incentive awards at its January meeting following the performance year.

Senior management develops the business plan and recommends to the CGNC the related goals for the annual cash incentive program and the strategic goals for the long-term incentive program for the upcoming year, based on industry and market conditions and other factors. All of the incentive and strategic goals are reviewed and approved by the CGNC.

The CGNC has the authority to review and approve annually the compensation structure, including goals and objectives, of the chief executive officer, or CEO, and other executive officers who are subject to Section 16 of the Securities Exchange Act of 1934, including all of the executive officers named in this Proxy Statement. The CEO reviews with the CGNC his evaluation of the performance and leadership of the executive officers who report directly to him and, with input from the Chief Operating Officer, evaluates the presidents of the major business lines who report to the Chief Operating Officer. The CGNC approves the annual compensation, including salary, incentive compensation and other remuneration of such executive officers.

The CGNC manages a process for the Board of Directors to evaluate our CEO. Each director, other than the CEO, completes an evaluation of the CEO and submits the evaluation to the Chair of the CGNC, who is also the lead director. The evaluation is presented to the outside directors of the Board and discussed at the January meeting. A summary evaluation is compiled by the Chair of the CGNC, who then discusses the evaluation with the CEO. The CGNC determines the CEO’s salary and incentive awards at its January meeting, based on the Board’s evaluation.

The Board of Directors, with recommendations from the CGNC, determines the amount and form of director compensation. Towers Perrin also assists the CGNC with this determination.

Director Nomination Process

The CGNC establishes guidelines for new directors and evaluates director candidates. In considering candidates, the CGNC seeks individuals who possess strong personal and professional ethics, high standards of integrity and values, independence of thought and judgment and who have senior corporate leadership experience. The company believes that prior business experience is valuable, and it seeks to have certain prior experience on the Board, such as financial, operating and nuclear.

In addition, the CGNC seeks individuals who have a broad range of demonstrated abilities and accomplishments beyond corporate leadership. These abilities include the skill and expertise sufficient to provide sound and prudent guidance with respect to all of the company’s operations and interests. Finally, the CGNC seeks individuals who are capable of devoting the required amount of time to serve effectively, including preparation time and attendance at Board, committee and shareowner meetings.

Nominations for the election of directors may be made by the Board of Directors, the CGNC or any shareowner entitled to vote in the election of directors generally. The CGNC screens all candidates in the same manner regardless of the source of the recommendation. The CGNC’s review is typically based on any written materials provided with respect to the candidate. The CGNC determines whether the candidate meets the company’s general qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.

If the CGNC or management identifies a need to add a new Board member to fulfill a special need or to fill a vacancy, the CGNC usually retains a third-party search firm to identify a candidate or candidates. The CGNC seeks prospective nominees through personal referrals, independent inquiries by directors and search firms. Once the CGNC has identified a prospective nominee, it generally requests the third-party search firm to gather additional information about the prospective nominee’s background and experience. The CEO and at least one member of the CGNC then interview the prospective candidates in person. After completing the interview and evaluation process, which includes evaluating the prospective nominee against the standards and qualifications set out in the company’s Guidelines for Corporate Governance, the CGNC makes a recommendation to the full Board as to the persons who should be nominated by the Board. The Board then votes on whether to approve the nominees after considering the recommendation and report of the CGNC.

Shareowners interested in recommending nominees for directors should submit their recommendations in writing to:

Secretary
PPL Corporation
Two North Ninth Street
Allentown, Pennsylvania 18101

In order to be considered, we must receive nominations by shareowners at least 75 days prior to the 2009 Annual Meeting. The nominations must also contain the information required by our Bylaws, such as the name and address of the shareowner making the nomination and of the proposed nominees and certain other information concerning the shareowner and the nominee. The exact procedures for making nominations are included in our Bylaws, which can be found at the Corporate Governance section of our Web site (www.pplweb.com/about/corporate+governance.htm).

Compensation Committee Interlocks and Insider Participation. None of the members of the CGNC during 2007 or as of the date of this Proxy Statement is or has been an officer or employee of the company, and no executive officer of the company served on the compensation committee or board of any company that employed any member of the CGNC or the company’s Board of Directors.

Finance Committee. The principal functions of the Finance Committee are:

•	to review and approve annually the business plan for the company;

•	to approve specific company financings and corporate financial policies;

•	to authorize certain capital expenditures;

•	to authorize acquisitions and dispositions in excess of $25 million; and

•	to review, approve and monitor the policies and practices of the company and its subsidiaries in managing financial risk.

All of the members of this committee are independent within the meaning of the listing standards of the NYSE and the company’s standards of independence described above under the heading “Independence of Directors.” The Finance Committee met five times in 2007. The members of the Finance Committee are Mr. Smith (chair), Messrs. Conway, Deaver and Williamson and Ms. Stalnecker.

Nuclear Oversight Committee. The principal functions of the Nuclear Oversight Committee are:

•	to assist the Board of Directors in the fulfillment of its responsibilities for oversight of the company’s nuclear function;

•	to advise company management on nuclear matters; and

•	to provide advice and recommendations to the Board of Directors concerning the future direction of the company and management performance related to the nuclear function.

All of the members of this committee are independent within the meaning of the listing standards of the NYSE and the company’s standards of independence described above under the heading “Independence of Directors.” The Nuclear Oversight Committee met three times in 2007. The members of the Nuclear Oversight Committee are Dr. Bernthal (chair), Messrs. Deaver and Rogerson and Dr. Heydt.

Audit Committee. The primary function of the Audit Committee is to assist the company’s Board of Directors in the oversight of:

•	the integrity of the financial statements of the company and its subsidiaries;

•	the effectiveness of the company’s internal control over financial reporting;

•	the company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the company’s independent auditor and internal audit function.

The Charter of the Audit Committee, which specifies the Audit Committee’s responsibilities, is available on our Web site (www.pplweb.com/about/corporate+governance.htm). The Audit Committee met eight times during 2007. The members of the Audit Committee are not employees of the company, and the Board of Directors has determined that each of its Audit Committee members has met the independence and expertise requirements of the NYSE, the SEC and the company’s independence standards described above under the heading “Independence of Directors.” The members of the Audit Committee are Dr. Heydt (chair), Dr. Bernthal, Mr. Smith and Ms. Stalnecker. Our Board of Directors has determined that Mr. Smith is an audit committee financial expert as defined by the rules and regulations of the SEC.

Report of the Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to, among other items, the integrity of the company’s financial statements. Company management is responsible for the preparation and integrity of the company’s financial statements, the financial reporting process and the associated system of internal controls. Ernst & Young LLP, the company’s independent auditor, is responsible for auditing the company’s annual financial statements, expressing an opinion as to whether the financial statements present fairly, in all material respects, the company’s financial position and results of operations in conformity with generally accepted accounting principles, and expressing an opinion as to the effectiveness of internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditor.

The independent auditor is ultimately accountable to the Audit Committee, which has the sole authority to select, evaluate and replace the independent auditor and to approve all audit engagement fees and terms. The Audit Committee has a policy to solicit competitive proposals for audit services from independent accounting firms at least once every seven years. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as it may be modified or supplemented, including the appropriateness and application of accounting principles.

The Audit Committee has received the written disclosures and the letter from its independent auditor pursuant to Independence Standards Board Standard No. 1, “Independence Discussions with Audit

Committees,” as it may be modified or supplemented, and has had discussions with Ernst & Young LLP about its independence. The Audit Committee also considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independence of such independent auditor.

In the performance of its responsibilities, the Audit Committee met periodically with the internal auditor and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

The Audit Committee has reviewed and discussed management’s assessment of internal controls relating to the adequacy and effectiveness of financial reporting. The Audit Committee has also discussed with company management, the internal auditor and the independent auditor the process utilized in connection with the certifications of the company’s principal executive officer and principal financial officer under the Sarbanes-Oxley Act of 2002 and related SEC rules for the company’s annual and quarterly filings with the SEC.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The Audit Committee has a Committee Charter that specifies its responsibilities. The Committee Charter, which has been approved by the Board of Directors, is available on the company’s Web site (www.pplweb.com/about/corporate+governance.htm). The Audit Committee’s procedures and practices comply with the requirements of the SEC and the NYSE applicable to corporate audit committees.

The Audit Committee

Stuart Heydt, Chair
Frederick M. Bernthal
W. Keith Smith
Susan M. Stalnecker

Compensation of Directors

Annual Retainer. Directors who are company employees do not receive any separate compensation for service on the Board of Directors or committees of the Board of Directors. During 2007, directors who are not employees of PPL received an annual retainer of $105,000, of which a minimum of $65,000 was mandatorily allocated to a deferred stock account under the Directors Deferred Compensation Plan. Effective January 1, 2008, the annual retainer increased to $110,000, of which $65,000 is mandatorily allocated to a deferred stock account. The cash portion of the annual retainer is paid in monthly installments to each director, unless voluntarily deferred to their stock account or to their deferred cash account (as discussed below), and the stock portion is allocated in monthly installments to each director’s deferred stock account. Each deferred stock unit is equal in value to a share of PPL common stock and is fully vested upon grant, but does not have voting rights. Deferred stock units accumulate quarterly dividend-equivalent payments, which are reinvested in additional deferred stock units.

Committee Retainers. During 2007, each committee chair, except for the Audit Committee Chair, received an annual cash retainer of $6,000, which was paid in monthly installments. The Audit Committee Chair received an annual cash retainer of $11,000.

Presiding Director Retainer. The presiding director receives an annual cash retainer of $30,000, which is paid in monthly installments.

One-time Grant of Restricted Stock Units. Each non-employee director who was on the Board on January 1, 2004 received a one-time additional retainer fee, equal to 7,000 deferred restricted stock units (which reflects the 2-for-1 common stock split completed in August 2005), which was mandatorily allocated to such director’s deferred stock account under the Directors Deferred Compensation Plan. Any new director joining the Board of Directors after that time also receives this one-time additional retainer fee of deferred stock units. These deferred stock units have a five-year restriction period and are subject to forfeiture if the director leaves the Board of Directors before the end of the five-year restriction period.

Other Fees. Each non-employee director also receives a fee of $1,500 for attending each Board of Directors meeting, committee meeting and other meetings at the company’s request, and a fee of $200 for participating in meetings held by telephone conference call. PPL also reimburses each director for usual and customary travel expenses.

Directors Deferred Compensation Plan. Pursuant to the Directors Deferred Compensation Plan, or DDCP, non-employee directors may elect to defer all or any part of the fees and any retainer that is not part of the mandatory stock unit deferrals. Under this plan, directors can defer compensation other than the mandatory deferrals into a deferred cash account or deferred stock account. The deferred cash account earns a return as if the funds had been invested in the Stable Value Fund of PPL’s 401(k) plans, which is managed by Fidelity Investments. For 2007, the total rate of return for this fund was 4.76%. Payment of the amounts allocated to the deferred cash account and accrued earnings, together with the deferred stock units and accrued dividend equivalents, is deferred until after the directors’ retirement from the Board of Directors, at which time they receive the deferred cash and stock in one or more annual installments for a period of up to ten years as previously elected by the director.

The following table summarizes all compensation earned during 2007 by our directors who are not employees.

2007 DIRECTOR COMPENSATION

	Fees Earned
	or Paid		Stock
	in Cash		Awards
				SFAS 123(R)
				Amortizations
				and
				Incremental
				Market
		Deferred into	Grant Date	Adjustments to
	Paid in	Restricted	Fair Value of	Deferred Stock	All Other
Name of Director	Cash(1)	Stock Units(2)	2007 Awards(3)	Account(4)	Compensation(5)	Total

			$65,000	$859,536

Frederick M. Bernthal	$0	$66,200	$924,536		$360	$991,096

			65,000	530,949

John W. Conway	0	56,000	595,949		360	652,309

			65,000	850,525

E. Allen Deaver	99,000	0	915,525		360	1,014,885

			65,000	175,166

Louise K. Goeser	52,000	0	240,166		360	292,526

			65,000	839,905

Stuart Heydt	77,200	0	904,905		360	982,465

			65,000	96,647

Craig A. Rogerson	52,200	0	161,647		360	214,207

			65,000	577,001

W. Keith Smith	0	62,400	642,001		360	704,761

			65,000	237,815

Susan M. Stalnecker	51,400	0	302,815		360	354,575

			65,000	96,647

Keith H. Williamson	51,500	0	161,647		360	213,507

(1)	This column reports the amount of retainers and fees paid in cash in 2007 for Board and committee service by each director, including a $30,000 annual cash retainer for Mr. Deaver for serving as presiding director. Mr. Deaver and Ms. Stalnecker deferred $69,000 and $51,400, respectively, of cash fees into their deferred cash account under PPL’s Directors Deferred Compensation Plan, or DDCP, and these amounts are included in this column for each such director.

(2)	This column reports the dollar amount of retainers and fees deferred into restricted stock accounts under the DDCP. Dr. Bernthal and Messrs. Conway and Smith deferred all of their cash retainers and fees into their deferred stock accounts under the DDCP.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes for the fair value of mandatorily deferred stock units granted during 2007. The fair value for the deferred stock units is initially calculated using the closing sale price of PPL stock on the date of grant.

(4)	This column includes the expense recognized by PPL for the incremental increase in value during 2007 of all the stock allocated to each director’s stock account, whether allocated prior to or during 2007, as well as the expense recognized by PPL in 2007 for a previous one-time additional retainer fee of 7,000 deferred stock units having a five-year restriction period. As required by SFAS 123(R) (see description at the end of “CD&A — Tax and Accounting Considerations — SFAS 123(R)” at page 42), the deferred stock units are evaluated at the end of each quarterly reporting period and adjusted to reflect the then-current closing stock price at the end of the quarter. This fair value calculation for the incremental market change is made for the total amount of deferred stock in each director’s stock account as of the end of each quarterly reporting period and not just the stock allocated during 2007. The company’s stock increased in value from a closing price of $35.84 at the end of 2006 to $52.09 at the end of 2007. The differences in the amounts shown among Board members largely reflect individual length of service and the amount of fees deferred into the respective deferred stock accounts. The values in this column merely reflect the incremental market adjustments made during 2007 for each director’s deferred stock account to reflect then-current market prices. No additional deferred stock units were allocated to any director’s account as a result of the quarterly market adjustment.

As of December 31, 2007, all deferred stock units held in each director’s deferred stock account were vested, with the exception of the one-time restricted stock unit award of 7,000 units held by each director.

(5)	This column shows the dollar value of life insurance premiums paid by the company during 2007 for a death benefit of $210,000 for each director, which is equal to twice the amount of the annual retainer fee.

The 2007 Director Compensation Table provided above reflects the 2007 total expense recorded by your company for each director under applicable accounting rules. The following table illustrates the actual fees earned by each director during 2007, including the annual retainer (both cash and cash equivalent of deferred stock portion), annual committee retainers, the presiding director annual cash retainer and meeting fees for in-person and telephonic meetings.

2007 DIRECTOR FEES

			Committee	Presiding		In-Person
	Annual	Annual	Chair	Director		Committee
	Retainer	Retainer	Annual	Annual	Board	Meeting		Total
	Fee	Fee	Cash	Cash	Meeting	Fees	Conference	2007
Director Name	(cash)	(stock)	Retainer	Retainer	Fees	(all)	Call Fees	Fees
F. M. Bernthal	$40,000	$65,000	$6,000	$—	$9,000	$9,000	$2,200	$131,200

J. W. Conway	40,000	65,000	—	—	9,000	6,000	1,000	121,000

E. A. Deaver	40,000	65,000	6,000	30,000	9,000	12,000	2,000	164,000

L. K. Goeser	40,000	65,000	—	—	7,500	4,500	—	117,000

S. Heydt	40,000	65,000	11,000	—	9,000	15,000	2,200	142,200

C. A. Rogerson	40,000	65,000	—	—	9,000	3,000	200	117,200

W. K. Smith	40,000	65,000	6,000	—	9,000	6,000	1,400	127,400

S. M. Stalnecker	40,000	65,000	—	—	6,000	3,000	2,400	116,400

K. H. Williamson	40,000	65,000	—	—	9,000	1,500	1,000	116,500

STOCK OWNERSHIP

Directors and Executive Officers

All directors and executive officers as a group hold less than 1 percent of PPL’s common stock. The table below shows the number of shares of our common stock beneficially owned as of March 7, 2008 by each of our directors and each named executive officer for whom compensation is disclosed in the Summary Compensation Table, as well as the number of shares beneficially owned by all of our directors and executive officers as a group. The table also includes information about stock options, stock units, restricted stock, restricted stock units granted to executive officers under the company’s Incentive Compensation Plan, or ICP, and stock units credited to the accounts of our directors under the Directors Deferred Compensation Plan, or DDCP.

	Shares of
	Common Stock
Name	Owned(1)

F. M. Bernthal	62,004	(2)
J. R. Biggar	26,887	(3)
J. W. Conway	43,837	(4)
E. A. Deaver	64,103	(5)(6)
P. A. Farr	218,645	(7)
L. K. Goeser	18,054	(8)
R. J. Grey	243,146	(9)
S. Heydt	59,694	(6)(10)
J. H. Miller	706,139	(11)
C. A. Rogerson	11,823	(12)
B. L. Shriver	189,989	(13)
W. K. Smith	48,254	(14)
W. H. Spence	133,058	(15)
S. M. Stalnecker	22,255	(16)
K. H. Williamson	11,823	(17)
All 20 executive officers and directors as a group	2,484,146	(18)

(1)	The number of shares owned includes: (a) shares directly owned by certain relatives with whom directors or officers share voting or investment power; (b) shares held of record individually by a director or officer or jointly with others or held in the name of a bank, broker or nominee for such individual’s account; (c) shares in which certain directors or officers maintain exclusive or shared investment or voting power, whether or not the securities are held for their benefit; and (d) with respect to executive officers, shares held for their benefit by the Trustee under PPL’s Employee Stock Ownership Plan, or ESOP.

(2)	Consists of 62,004 shares credited to Mr. Bernthal’s deferred stock account under the DDCP.

(3)	Includes 14,330 restricted stock units.

(4)	Includes 41,249 shares credited to Mr. Conway’s deferred stock account under the DDCP.

(5)	Includes 55,729 shares credited to Mr. Deaver’s deferred stock account under the DDCP.

(6)	Includes additional deferred stock credited to their accounts in connection with the termination of the Directors Retirement Plan in 1996, as follows: Mr. Deaver—4,630 shares and Dr. Heydt—3,452 shares.

(7)	Includes 40,000 shares of restricted stock, 58,510 restricted stock units and 94,014 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the company’s Incentive Compensation Plan, or ICP.

(8)	Includes 18,054 shares credited to Ms. Goeser’s deferred stock account under the DDCP.

(9)	Includes 49,660 restricted stock units and 192,254 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP.

(10)	Includes 56,242 shares credited to Dr. Heydt’s deferred stock account under the DDCP.

(11)	Includes 60,000 shares of restricted stock, 129,220 restricted stock units and 516,857 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP.

(12)	Includes 11,823 shares credited to Mr. Rogerson’s deferred stock account under the DDCP.

(13)	Includes 44,030 restricted stock units and 84,427 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP.

(14)	Includes 44,254 shares credited to Mr. Smith’s deferred stock account under the DDCP.

(15)	Includes 94,140 restricted stock units and 37,907 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP.

(16)	Includes 21,979 shares credited to Ms. Stalnecker’s deferred stock account under the DDCP.

(17)	Includes 11,823 shares credited to Mr. Williamson’s deferred stock account under the DDCP.

(18)	Includes 200,000 shares of restricted stock, 538,505 restricted stock units, 1,208,648 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP, 8,082 additional shares credited to directors’ accounts in connection with the termination of a retirement plan, and 323,157 shares credited to the directors’ deferred stock accounts under the DDCP. Does not include Mr. Biggar’s shares since he retired prior to March 7, 2008.

Principal Shareowners

Based on filings made under Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as of February 14, 2008, the only person known by the company to be a beneficial owner of more than 5% of PPL’s common stock is as follows:

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership		Percent of Class
FMR LLC and related parties 82 Devonshire Street Boston, MA 02109	22,739,639	*	6.11%

*	According to a Schedule 13G, dated February 14, 2008, jointly filed by FMR LLC (“FMR”), its chairman Edward C. Johnson 3d, and Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR: (a) FMR beneficially owns 22,739,639 shares of common stock and has sole voting power with respect to 4,451,066 of such shares and sole dispositive power with respect to all of such shares; (b) Mr. Johnson beneficially owns 22,739,639 shares of common stock and has sole dispositive power with respect to all of such shares; and (c) Fidelity beneficially owns 18,732,207 shares of common stock as a result of acting as investment adviser to various investment companies registered under the Investment Advisers Act of 1940. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by Fidelity funds, which power resides with the funds’ boards of trustees. Members of the family of Mr. Johnson are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. FMR is the parent holding company of each of Strategic Advisers, Inc., Pyramis Global Advisors, LLC, and Pyramis Global Advisors Trust Company, which beneficially own 6,907 shares, 306,300 shares and 1,423,614 shares, respectively, of common stock. In addition, according to the Schedule 13G, FMR made the filing on a voluntary basis as if shares owned by FMR and Fidelity International Limited (“FIL”), which beneficially owns 2,270,611 shares of common stock, are beneficially owned by FMR and FIL on a joint basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, our directors and executives met all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 during 2007.

TRANSACTIONS WITH RELATED PERSONS

The Board of Directors adopted a written related-person transaction policy in January 2007 to recognize the process the Board will use in identifying potential conflicts of interest arising out of financial transactions, arrangements or relations between PPL and any related persons. This policy applies to any transaction or series of transactions in which PPL Corporation or a subsidiary is a participant, the amount exceeds $120,000 and a “related person” has a direct or indirect material interest. A related person includes not only the company’s directors and executive officers, but others related to them by certain family relationships, as well as shareowners who own more than 5% of any class of PPL Corporation’s voting securities.

Under the policy, each related-person transaction must be reviewed and approved or ratified by the disinterested independent members of the Board, other than any employment relationship or transaction involving an executive officer and any related compensation, which must be approved by the Compensation, Governance and Nominating Committee, or CGNC. We collect information about potential related-person transactions in annual questionnaires completed by directors and executive officers. We also review any payments made by the company or its subsidiaries to each director and executive officer and their immediate family members, and to or from those companies that either employ a director or an immediate family member of any director or executive officer. The company’s Office of General Counsel determines whether a transaction requires review by the Board or the CGNC. Transactions that fall within the definition of the policy are reported to the Board or the CGNC. The disinterested independent members of the Board, or the CGNC, as applicable, reviews and considers the relevant facts and circumstances and determines whether to approve, deny or ratify the related-person transaction. Since January 1, 2007, except for compensation for executive officers that has been approved by the CGNC, there have been no related-person transactions that were required either to be approved under the policy or reported under the SEC related-person transaction rules.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation, Governance and Nominating Committee has reviewed the following Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the committee recommended that the Compensation Discussion and Analysis be incorporated by reference into the company’s Annual Report on Form 10-K for 2007 and included in this Proxy Statement.

Compensation, Governance and Nominating Committee

E. Allen Deaver, Chair
John W. Conway
Louise K. Goeser
Stuart Heydt

Compensation Discussion and Analysis (“CD&A”)

Objectives of PPL’s Executive Compensation Program

PPL’s executive compensation program is designed to recruit, retain and motivate executive leadership and align compensation with the company’s performance. Since executive officer performance has the potential to affect the company’s profitability, the elements of our executive compensation program are intended to further the company’s business goals by encouraging and retaining leadership excellence and expertise, rewarding our executive officers for sustained financial and operating performance, and aligning executive rewards with value creation for our shareowners over both the short and long term.

A key component of the program is direct compensation—salary and a combination of annual cash and equity incentive awards—which is intended to provide an appropriate, competitive level of compensation, to reward recent performance results and to motivate long-term contributions to achieving the company’s strategic business objectives. We evaluate the direct compensation program as a whole and seek to deliver a balance of current cash compensation and stock-based compensation. The program also balances a level of fixed compensation paid regularly—salary—with incentive compensation that varies with the performance of the company. The incentive compensation program focuses executive awards on annual and longer-term performance and, for executive officers including the named executive officers in the Summary Compensation Table on page 44, provides the major portion of direct compensation in the form of PPL stock, ensuring that management and shareowner interests are aligned.

Other elements of the total compensation program provide: the ability for executives to accumulate capital, predominately in the form of equity to align executive interests with those of the shareowners; a level of retirement income; and, in the event of special circumstances like termination of employment in connection with a change in control of PPL, special severance protection to help ensure executive retention during the change in control process and to ensure executive focus on serving the company and shareowner interests without the distraction of possible job and income loss.

To ensure appropriate alignment with business strategy and objectives and shareowner interests, the Compensation, Governance and Nominating Committee of the Board of Directors, referred to throughout this section as the Committee, reviews the executive compensation program and each of its components regularly.

Compensation Elements

Our executive compensation program consists of: (1) direct compensation; (2) indirect compensation; and (3) special compensation.

Direct Compensation

Broadly stated, the direct compensation program is intended to reward:

•	Expertise and experience through competitive salaries;

•	Short-term financial and operational performance through annual cash incentive awards, which are tied to specific, measurable goals;

•	Achievement of annual strategic objectives through performance-based restricted stock and stock unit awards;

•	Long-term financial and operational performance through performance-based restricted stock or stock unit awards; and

•	Stock price growth through awards of stock options.

The direct compensation program includes salary, an annual cash incentive award and long-term incentive awards. Long-term incentive awards are granted in two forms of equity: restricted stock units and stock options.

In general, we offer a competitive direct compensation program that is intended to be similar to that of companies of similar size and complexity, which are also the companies with which we compete for talent. The Committee and the company target direct compensation to be generally at the median of the competitive market. Each year, competitive data are developed by the Committee’s compensation consultant, Towers Perrin, based on companies of similar size in terms of revenue scope both in the energy services industry and general industry companies other than energy services or financial services companies. In developing this competitive data, Towers Perrin uses its published compensation surveys (typically their current-year Executive Compensation Database and Long-Term Incentive Report (approximately 800 corporate participants), Energy Services Industry Executive Compensation Database (approximately 100 corporate participants), and Benchmark Compensation Survey of Energy Trading and Marketing Positions (approximately 65 corporate participants)). When possible and appropriate, analyses are performed to size-adjust the survey data to achieve a closer correlation with the appropriate revenue scope for the applicable PPL business position. The result of these analyses produces a competitive market reference point we refer to as the “PPL competitive data,” which we believe appropriately reflects the competitive marketplace in which we compete for executive talent. General industry data determine the PPL competitive data used for staff positions and for setting incentive levels; energy industry data are used as the PPL competitive data reference point for salaries of business line positions.

PPL competitive data are used as a tool for evaluating salary levels as well as to set target incentive levels. For example, salary amounts are determined based on the PPL competitive data provided by the compensation consultant’s analyses for a particular position and the CEO’s and Committee’s assessment of the individual’s expertise and experience. Total direct compensation in relation to other executives, as well as prior year individual performance and performance of the business lines for which the executive is responsible, are also taken into consideration in determining any adjustment.

In addition to assessing competitive pay levels, Towers Perrin reports to the Committee each July on recent industry trends and emerging trends they perceive in the energy services industry.

The majority of direct compensation for executive officers consists of incentive compensation that varies with the performance of the company. A portion of incentive compensation is intended to reward annual or “short-term” performance; the rest consists of restricted stock units, which are intended to promote medium-term performance, and stock options, which are intended to promote longer-term stock price growth.

Table 1 below illustrates our allocation of direct compensation for our executive officers for 2007, which is shown as a percentage of total direct compensation. For example, the salary of the chief executive officer, or CEO, is targeted to represent less than 20% of total direct compensation. Incentive compensation—annual and long-term—are targeted to represent more than 80% of our CEO’s direct pay, with about 60% stock-based and linked to long-term financial performance.

TABLE 1

Elements of Compensation as a Percentage of Total Direct Compensation—2007(1)

	Percentage of Total Direct Compensation
	Chief Executive	Chief Financial	Other Executive
Direct Compensation Element	Officer	Officer	Officers(2) (average)
Salary	18.7%	25.3%	31.4%

Target Annual Cash Incentive Award	20.6%	19.0%	18.2%

Target Long-term Incentive Awards	60.7%	55.7%	50.4%

(1)	Percentages based on target award levels as a percentage of total direct compensation. Values of restricted stock unit and stock option awards shown in the Summary Compensation Table in this Proxy Statement reflect compensation expense recognized in 2007 for financial reporting purposes rather than fair market values calculated using the number of shares or options actually awarded.

See “— Tax and Accounting Considerations—SFAS 123(R)” at the end of this CD&A at page 42 for further details on how equity awards are expensed.

(2)	Includes the positions of Chief Operating Officer; Senior Vice President, General Counsel and Secretary; and five presidents of major business lines.

Base Salary

We set base salaries to reward expertise and experience. Salaries are not “at risk” in the sense that, once established annually based on individual and, where applicable, business line performance and market comparisons, they are paid regularly and are not contingent on attainment of specific goals. We adjust executive salaries based on the expertise and experience of each executive, prior year individual performance and performance of the business lines for which the executive is responsible. Additionally, the critical need for a particular executive’s skill, overall assessment of an executive’s pay in relation to others within the company and level of pay relative to the PPL competitive data are considered in determining an individual’s base salary.

Generally, we seek to align salaries to the median of the market. Salaries are considered paid competitively if they are within 15% of the PPL competitive data, or within the PPL competitive range for a particular position. For example, if the PPL competitive data for the CEO position is $1,000,000, we consider appropriate market compensation for this position as ranging between $850,000 and $1,150,000, or 15% less than and 15% greater than the market reference point of $1,000,000.

Because target incentive award levels are set as a percentage of base salary, increases in salary also affect annual cash incentive award and equity incentive award opportunities.

In January of each year, the Committee reviews base salary levels for all executive officers, including the named executive officers.

At its meeting on January 25, 2007, the Committee approved base salaries for the named executive officers as follows:

TABLE 2

2007 Salary Adjustments by Position

		PPL Competitive
Name and Position	Prior Salary	Range	2007 Salary	% Change
J. H. Miller
—Chairman, President and Chief Executive Officer	$945,000	$914,000-$1,236,000	$1,045,000	10.6%

W. H. Spence
—Executive Vice President and Chief Operating Officer	525,000	$561,000-$759,000	600,000	14.3%

J. R. Biggar(1)
—Former Executive Vice President and Chief Financial Officer	520,000	$438,000-$592,000	543,400	4.5%

P. A. Farr(2)
— Senior Vice President-Financial	390,000	$353,000-$477,000	409,900	5.1%
—Executive Vice President and Chief Financial Officer	409,900	$438,000-$592,000	450,000	9.8%

R. J. Grey
—Senior Vice President, General Counsel and Secretary	390,000	$361,000-$489,000	405,600	4.0%

B. L. Shriver
—President of PPL Generation, LLC	390,000	$319,000-$431,000	390,000	0.0%

(1)	Mr. Biggar served in this position through March 31, 2007, after which he retired.

(2)	Mr. Farr served as Senior Vice President-Financial until his election as Executive Vice President and CFO as of April 1, 2007. At the time of his election, the Committee re-evaluated his salary for the new position and increased it as shown.

The Committee increased Mr. Miller’s salary to reflect his effective leadership of the company and the initiatives undertaken during a portion of 2006, while Mr. Miller was COO and for his successful transition to CEO following Mr. Hecht’s retirement, for establishing an excellent leadership team, and for appropriately delegating responsibility for day-to-day operations to Mr. Spence. The company was able to improve earnings, despite significant challenges presented by unplanned outages at several power plants, and Mr. Miller put in place an important process to identify future growth opportunities for the company. The Committee set Mr. Miller’s salary toward the lower end of the PPL competitive range upon his election as Chairman, President and CEO. The salary adjustment in 2007 increased Mr. Miller’s salary to just below the mid-point of the PPL competitive range and reflects his successful transition into his new role.

Mr. Spence joined PPL in mid-2006 and was paid toward the lower end of the PPL competitive range. He has successfully assumed the COO role, and the salary adjustment reflects Mr. Miller’s recommendation and the Committee’s approval to increase Mr. Spence’s salary to about 90% of the PPL competitive range mid-point.

The salaries of Messrs. Biggar and Grey reflect continued effective performance and the Committee’s interest in compensating consistent with the PPL competitive range.

Mr. Farr was promoted to CFO on April 1, 2007. The January increase reflected reward for his contributions during 2006 and the Committee’s intent to properly compensate the successor CFO.

Upon election as CFO in April, the Committee recognized the new responsibilities and approved a salary at the lower end, or 87%, of the PPL competitive range mid-point.

PPL Generation, LLC performance during 2006 was less than planned, primarily due to certain generation issues and an unplanned nuclear outage. It was determined that Mr. Shriver was paid appropriately relative to his performance and the competitive market, and therefore the Committee did not change his salary for 2007.

Annual Cash Incentive Awards

The annual cash incentive award program is designed to reward annual performance compared to business goals established at the beginning of the year. Unlike salary, where payment is a fixed amount paid regularly, this compensation element is “at-risk” because awards are based on achievement of prescribed business results. Awards may vary from the target award (that is, the result at which payouts would be at 100%) from zero to the program maximum of 150% of target established for each position.

The Committee makes annual cash incentive awards to executive officers under the shareowner-approved PPL Corporation Short-Term Incentive Plan. The awards are based on objective corporate financial and operational measures. Specific written performance objectives and business goals are established by management and approved by the Committee during the first quarter of each calendar year. The Committee establishes target award levels, set as a percentage of salary for each executive, based on a review of the PPL competitive data and an internal comparison of executive positions.

The Committee set the following target award levels for the positions listed for the 2007 annual cash incentive awards under the Short-Term Incentive Plan:

TABLE 3

Annual Cash Incentive Targets by Position for 2007

Targets as %
Position	of Salary
Chief Executive Officer	110%

Chief Operating Officer	85%

Executive Vice President and Chief Financial Officer*	65%/75%

Senior Vice Presidents and President of PPL EnergyPlus, LLC	65%

Presidents of other principal operating subsidiaries	50%

*	The annual cash incentive target for the CFO was 65% at the beginning of 2007. At its March 2007 meeting, the Committee approved an increase in the target to 75% and also adjusted the long-term incentive target to 220% from 240% as also noted in Table 7 below.

The corporate financial goal for 2007, which was a fully diluted earnings per share, or “EPS” target described in detail below, represented 60% of the total award for the CEO, COO and CFO and other PPL Corporation executive officers and 40% of the total award for business line presidents. Various measures make up operational goals, including business line net income, marketing and trading gross margin, generation availability, operation and maintenance expense and capital expenditure amounts, safety and environmental performance and other measures critical to the success of the business lines, all of which are described in detail below.

The following table summarizes the weightings allocated to financial and operational results, by executive officer position, for determining 2007 annual cash incentive awards:

TABLE 4

Annual Cash Incentive Weightings Applied to Financial and Operational Results*

			PPL			PPL Energy
	CEO;	PPL	Electric	PPL	PPL	Services
	COO; CFO;	Generation	Utilities	EnergyPlus	Global	Group
Category	SVPs	President	President	President	President	President
Financial Results	60%	40%	40%	40%	40%	40%

Operational Results

PPL Generation	9%	50%		10%		10%

PPL EnergyPlus	9%	10%		50%		10%

PPL Electric Utilities			50%

PPL Gas Utilities	9%				10%

PPL Global	9%		10%		50%

PPL Energy Services Group	4%					40%

*	Annual cash incentive awards for executive officers are based on the financial and operational results for the year and are not further adjusted for individual performance.

At its January 2008 meeting, the Committee reviewed 2007 performance results to determine whether the named executive officers had met or exceeded pre-established 2007 performance goals. Annual cash incentive awards are determined as summarized below by multiplying the results for financial and operational measures by the weightings in Table 4 above to determine the total performance result for each position. The total performance result is then multiplied by the target award opportunity as detailed in Table 3 above and then multiplied by salary as of December 31, 2007, the end of the performance period.

annual
				target award		year-end		cash
results	×	weights	×	%	×	salary	=	incentive
		(Table 4)		(Table 3)		(Table 2)		award

As a result, the Committee approved the following annual cash incentive awards, which are reflected in the Summary Compensation Table in the column headed “Non-Equity Incentive Compensation Plan Earnings”:

TABLE 5

Annual Cash Incentive Awards for 2007 Performance

	Salary Basis for	Total Goal	2007 Annual Cash
Name	Award	Results	Award
J. H. Miller	$1,045,000	139.6%	$1,604,700

W. H. Spence	600,000	139.6%	712,000

J. R. Biggar (Retired)	543,400	139.6%	250,300 *

P. A. Farr	450,000	139.6%	471,200

R. J. Grey	405,600	139.6%	368,000

B. L. Shriver	390,000	134.7%	262,700

*	Based on three months in the position before retirement plus an additional three months. Please see discussion under “Termination Benefits—Termination Benefits for Mr. Biggar” on page 60.

The following table provides further detail for the weighting applied to goals established for the CEO and other PPL Corporation executive officers, including Messrs. Miller, Spence, Biggar, Farr and Grey. For Mr. Shriver, results differ from the weightings in the following table due to the weightings applied to his position as detailed in Table 4 above.

TABLE 6

Annual Cash Incentive Awards for Corporate-level Executive Officers*
(executive officers other than presidents of major business lines)

	Results	Weight	Attainment

PPL Corporation EPS (60% weight)	150.0%	60%	90.0%
Operational:
PPL Generation (9% weight)
Generation East Fossil/Hydro (50)%	124.2%	4.5%	5.6%
Susquehanna (30)%	110.5%	2.7%	3.0%
Generation West Fossil/Hydro (20)%	123.5%	1.8%	2.2%
PPL EnergyPlus (9% weight)
EnergyPlus Energy Marketing Center	147.2%	9.0%	13.2%
Utility Operations (9% weight)
PPL Electric Utilities (95)%	82.6%	8.6%	7.1%
PPL Gas Utilities (5)%	120.1%	0.5%	0.5%
PPL Global (9% weight)
Global	148.7%	9.0%	13.4%
PPL Energy Services Group (4% weight)
Energy Services (30)%	133.3%	1.2%	1.6%
Synfuels (20)%	80.0%	0.8%	0.6%
Telcom (15)%	141.3%	0.6%	0.8%
PPLSolutions (15)%	117.8%	0.6%	0.7%
Development (20)%	100.8%	0.8%	0.8%

Total Weight & Attainment		100.0%	139.6%

*	Includes performance results for Messrs. Miller, Spence, Biggar, Farr and Grey.

As noted above, the total goal results are based on a blend of corporate, financial and operational results. The financial and operational goals are based on PPL’s business plan. The financial goals are set to meet management’s objectives and financial market expectations, and the operational goals are established to support financial results for both the short and longer term.

Although awards may range from zero to 150% of target, we generally expect awards, in the aggregate, to range from 80% to 120% of target. Awards for the positions of the named executive officers over the last five years have ranged from 90.0% to 139.6% of target, with an average award of 118.5% of target for the corporate executive officers (including the CEO and CFO).

Financial Results. Target EPS for the annual cash incentive program was $2.35 per share for 2007, with a 150% payout goal of $2.47 and a 50% payout goal of $2.23. Results below $2.23 would result in a zero payout on this portion of the incentive goal.

The target EPS used for goal purposes is corporate reported earnings, net of specific items excluded at the beginning of the year as approved by the Committee in March 2007. The excluded items for 2007 were:

•	Any impact from changes in accounting resulting from FASB or SEC determinations that, as of January 31, 2007, were not scheduled to become applicable to current year financial statements, or if the financial statement impact was not determinable based on the issued or proposed guidance.

•	Costs associated with the refinancing of debt or senior equity securities where refinancing results in a positive net present value.

•	Asset impairments related to or resulting from a decision to sell assets or discontinue operations where such sale or discontinued operations results in a positive net present value.

•	Gains related to or resulting from the sale of an asset or an affiliated company that are treated as unusual credits to income. Any income (or loss) included in the 2007 business plan for such asset or affiliated company for the balance of the year following the closing date for such sale will be included in the calculation of the 2007 Corporate Financial Goal.

•	Any mark-to-market, or MTM, impact on earnings from energy marketing and trading activities. The MTM changes of forward commitments are not reflective of the ultimate profitability of the MTM transactions. The ultimate financial impact of MTM transactions, as well as related transactions that do not receive MTM accounting, will be reflected in earnings as contracted products and services are delivered.

•	“Other-than temporary impairments” of available-for-sale investment securities held in the Nuclear Decommissioning Trust Fund, as provided in the SEC’s Staff Accounting Bulletin topic 5.m.

•	The outcome of the legal proceedings relating to a PJM billing dispute at the Federal Energy Regulatory Commission. PJM, or PJM Interconnection, L.L.C., is the independent operator of the electric transmission network for the region in which PPL Electric Utilities Corporation provides transmission service.

After adjusting PPL’s reported corporate earnings for the above excluded items, the EPS achieved for purposes of the annual cash incentive program was $2.77 per share which is above the maximum of 150% of the target EPS for 2007. (Reported EPS (GAAP) of $3.39 reduced by excluded items.)

Operational Results. Operating goals are detailed, quantifiable goals set specifically for each business unit annually. The operational goals are structured to attain the target EPS for the year, while at the same time promoting near-term activities that benefit the operating assets in future years. Because the target EPS is a challenging goal relative to the previous year’s target, many of the supporting operational goals require difficult-to-reach elements in order to produce operating results that render the target EPS.

Operating goals in 2007 included the following:

•	Safety goals (limits on Occupational Safety and Health Administration reportable events and motor vehicle accidents) are included in all units.

•	Gross margin, net income or net operating profit after tax (NOPAT) goals are included in each business line’s goals. Gross margin is a goal for PPL Generation and PPL EnergyPlus. Net income is a goal for the delivery companies—PPL Electric Utilities and PPL Global—and our smaller business lines. NOPAT is used by PPL Energy Services Group. PPL Global has a free cash flow goal for international operations. PPL Generation, PPL Electric Utilities and PPL Gas Utilities also have specific operations and maintenance and capital expenditure goals that support their margin or income goals.

•	Station generation goals are included for PPL Generation units, including specific commercial availability and system-wide, fleet initiative goals.

•	PPL Generation has specific goals pertaining to the Montour and Brunner Island scrubber projects.

•	PPL Generation’s nuclear unit has specific goals pertaining to outage refueling metrics.

•	PPL Energy Services Group’s business development unit has goals pertaining to asset growth.

•	Environmental compliance goals are included for the fossil and hydro generating units. Nuclear Regulatory Commission Performance Indicators and Inspector Findings and Institute of Nuclear Power Operations rating goals are included for our nuclear business unit.

•	Customer service goals are included for the delivery companies—PPL Electric Utilities, PPL Gas Utilities and PPL Global’s subsidiaries—taking the form of customer satisfaction surveys, interruption limits, lost minute limits and non-storm lost minute measures.

•	Community impact goals are included for our fossil and hydro units in the form of a favorable public perception evaluation.

Changes to the Annual Cash Incentive Program for 2008

At its November 2007 meeting, the Committee conducted a comprehensive review of the incentive compensation program and considered a recommendation from management to make certain changes. The Committee believes that the program should be adjusted in two ways: (1) the goals should be more focused on quantifiable measures with a greater emphasis for executive officers on EPS achievement and (2) the weighting of the corporate EPS, unit and individual goals should be restructured.

At its meeting in January 2008, the Committee revised the weighting of goal results in determining 2008 cash incentive awards. The CEO, CFO and other corporate officer awards will now be based 100% on EPS attainment compared to the current mix of 60% EPS and 40% business unit results. Awards for presidents of principal operating subsidiaries will be weighted 60% EPS, 20% on the results of their business unit and 20% based on individual performance. As described above, in 2007, awards for presidents were based on 40% EPS and 60% on business unit results based on the results of all units with their unit more heavily weighted than other business units with no individual factor.

At its meeting in March 2008, the Committee reduced the number of goals to be used for purposes of calculating amounts available to pay annual cash incentive awards, with a predominate emphasis on EPS achievement. The calculated, company-wide and business line results will continue to determine the awards for the CEO, COO, CFO and Senior Vice President, General Counsel and Secretary. A new individual performance factor was introduced for the presidents of major business lines. A more complete set of goals will be considered when assessing individual performance and award allocation for presidents of principal subsidiaries and other staff.

The introduction of an individual performance component for determining cash incentive awards allows more discretion for Committee and CEO judgment and provides a means to reward or penalize presidents for safety and environmental performance, corporate initiatives or strategic goal attainment. (Simultaneously with changes to the weighting of goal results for the annual cash incentive program, the Committee made certain changes to the long-term incentive program, noted below at “Long-term Incentive Awards (Equity Awards)—Changes to the Long-term Incentive Program for 2008” on page 36, including elimination of a strategic goal-based award. Performance against strategic initiatives can be the basis for all or a portion of the individual component of the annual cash award.) The company currently uses an individual performance component for vice president-level executives and is extending this concept to president-level executives in 2008.

Long-term Incentive Awards (Equity Awards)

We grant long-term incentive awards to align the interests of the executive officers with those of our shareowners. Long-term incentive awards for executive officers are made annually under the shareowner-approved PPL Corporation Incentive Compensation Plan.

The long-term incentive program is designed to reward mid- and long-term performance and is composed of three awards:

•	Restricted stock unit awards for sustained financial and operational performance;

•	Restricted stock unit awards for performance on specific, strategic goals; and

•	Stock option awards for stock price growth.

General

We grant restricted stock unit awards based on the achievement of targeted business results. Restricted stock unit awards provide executives the right to receive an equivalent number of shares of PPL common stock after a restriction or holding period. These grants are therefore “at-risk” because awards may vary from zero to the program maximum of 150% of target. Restricted stock unit awards are also “at-risk” compensation because the awards are denominated in shares of PPL stock and are subject to vesting and potential forfeiture, and the ultimate value realized by the executives is directly related to PPL’s stock price performance.

Restricted stock unit awards made in 2008 for 2007 performance have a three-year restriction period, with restrictions scheduled to lapse in 2011. During the restriction period, each restricted stock unit entitles the executive to receive quarterly payments from the company equal to the quarterly dividends on one share of PPL stock, thereby recognizing both current income generation and stock price appreciation in line with PPL shareowners.

We also grant stock options. Stock options are granted at an exercise price equal to the market value of PPL stock on the grant date and will normally not be exercised by the holder if the stock price does not increase after the grant date. As a result, stock option awards are designed to reward executives for increases in PPL’s stock price.

Stock options granted in 2007 become exercisable over three years—one-third at the end of each year following grant—and are exercisable for ten years from the grant date, subject to earlier expiration following specified periods after termination of employment.

Under the terms of the company’s Incentive Compensation Plan, restricted stock units and unvested stock options are forfeited if the executive voluntarily leaves PPL and generally become vested if the executive retires from the company prior to the scheduled vesting date. However, any stock options granted within 12 months prior to an executive officer’s retirement date will be forfeited. See “Termination Benefits—Long-term Incentive Awards” for a description of conditions of the provisions and expiration dates applicable to awards.

From time to time, as an additional incentive to encourage and reward an executive’s superior performance and service with PPL and to retain key talent, we may also grant additional restricted stock under our company’s Incentive Compensation Plan. No such additional awards were made to the named executive officers in 2007. See “Retention Agreements” on page 58 for previous additional restricted stock awards granted to Messrs. Miller, Farr and Shriver.

Structure of Awards

At its January 2007 meeting, the Committee decided to rebalance the value of restricted stock units as compared with stock options to 65% restricted stock units and 35% options, from the prior 50%-50% mix. This decision was based on changes noted in market practice and on the Committee’s view that stock options should receive less weight. The restricted stock unit portion of the long-term incentive program is further split, with 50% of the award tied to sustained financial and operational results and 50% of the award tied to strategic goals. Equity awards are intended to balance incentive pay with performance toward specific business goals based on the company’s multi-year business plan.

Target award levels for each component of the long-term incentive program seek to balance executive focus on the company’s business goals, to balance the internal compensation levels of executive positions and to reflect the PPL competitive data.

The target award levels for the named executive officers were set as a percentage of salary for 2007 and are provided below:

TABLE 7

Long-term Incentive Award Targets

	Restricted Stock Units		Stock Options
	(Targets as % of Salary)
	Sustained
	Financial and	Strategic
	Operational	Objective	Stock Price
Position	Results	Results	Performance	Total
Chief Executive Officer	105.625%	105.625%	113.75%	325%

Chief Operating Officer	81.25%	81.25%	87.5%	250%

Chief Financial Officer (prior to April 1, 2007) (J.R. Biggar)	78%	78%	84%	240%

Chief Financial Officer (after March 31, 2007) (P.A. Farr)	71.5%	71.5%	77%	220%

Senior Vice Presidents and President of PPL EnergyPlus, LLC	52%	52%	56%	160%

Presidents of other principal operating subsidiaries	47%	47%	50.75%	145%

A restricted stock unit award is made by the Committee after the end of each year, based on the most recent three-year average results of the annual cash incentive program:

target				3-year		market price of		number
award	×	salary	×	average	÷	PPL stock as	=	of units
%				result		of award date		granted

This award is designed to reward sustained financial and operational performance.

A second restricted stock unit award is made after the end of each year based on the achievement level of annually determined, objective strategic goals developed by the company and approved by the Committee:

target				strategic		market price of		number
award	×	salary	×	objective	÷	PPL stock as	=	of units
%				goal result		of award date		granted

This award is designed to reward actions that drive achievement of the company’s strategic objectives.

The strategic goals for 2007 included the following:

•	Proactively influence federal and state policies regarding continued transition to competitive markets and responsible environmental regulation:

•	Promote PPL’s position on the benefits of competitive markets in the regulatory arenas by active involvement in the federal and state regulatory process.

•	Effectively respond to any state-level efforts to re-regulate generation or wholesale markets or otherwise impede the transition to competitive markets, through our legislative and regulatory relations efforts and in cooperation with industry associations and other groups.

•	Effectively promote PPL’s principles for climate change legislation or regulations, with specific focus on achieving cap-and-trade programs or other mechanisms that provide cost-effective options for compliance.

•	Establish and begin implementation of a comprehensive energy supply hedge strategy.

•	Complete a strategic review of PPL with input from the Board, senior management and outside advisors.

A grant of stock options is made each year at each executive’s target award level:

target				option value		number
award	×	salary	÷	as of award	=	of options
%				date		granted

The value of the long-term incentive awards as of the grant date, based on the targets, delivers a level of compensation intended to pay executive officers at a level that compares to the median of the PPL competitive data. The ultimate value of long-term incentive awards to executives is tied to the future value of PPL’s total shareowner return—stock price growth and dividends. To the extent total shareowner value increases, executives may realize values that exceed the values as determined on the grant date. Similarly, should shareowner value deteriorate, executive compensation levels for these awards could fall below the grant values, possibly to zero.

Awards for 2007

At its meeting in January 2008, the Committee reviewed and certified the performance results for the 2007 cash incentive compensation award. These results impact the following restricted stock unit award:

•	Restricted stock unit award for sustained financial and operational results: the 2007 annual cash incentive results for executives were averaged with similar results for 2006 and 2005 and formed the basis for the award made in 2008 for performance over the preceding three years. The average results were 126.9% which represent the average of 2007-(139.6%), 2006-(131.3%) and 2005-(109.9%).

In addition, the Committee reviewed and certified the performance results for the 2007 strategic goal; the results impact the following restricted stock unit award:

•	The restricted stock unit award for strategic goal attainment: goal attained at 100%.

At its January 2007 meeting the Committee approved stock option awards for 2007. At its meeting in January 2008, the Committee approved restricted stock unit awards for 2007 performance. These awards are set forth in the table below. The cost of the stock option awards expensed by the company in 2007 is included in the Summary Compensation Table. However, because the restricted stock unit awards for 2007 performance were not expensed by the company until beginning after they were granted in January 2008, any amount expensed will not be included until next year’s Summary Compensation Table and the grants will not be reflected in the Grants of Plan-Based Awards table until next year. See “— Tax and Accounting Considerations—SFAS 123(R)” at the end of this CD&A at page 42 for further details on how equity awards are expensed.

TABLE 8

Long-Term Incentive Awards for 2007

	Restricted Stock Units		Stock Options
	(Awards in Dollars)
	Sustained
	Financial and	Strategic
	Operational	Objective	Stock Price
Name	Results	Results	Performance
J. H. Miller	$1,401,067	$1,103,782	$1,417,500

W. H. Spence	618,801	487,501	630,000

J. R. Biggar (Retired)	144,849	114,114	0

P. A. Farr	408,410	321,751	312,000

R. J. Grey	267,718	210,912	312,000

B. L. Shriver	233,288	183,788	312,000

Mr. Biggar did not receive a stock option award since it was expected he would retire during 2007, and the Committee views stock options as a forward-looking incentive to promote stock price growth and not as an effective means of compensating a retiring executive.

The Committee granted Mr. Biggar a transition restricted stock unit award of 8,880 restricted stock units, in addition to the above annual awards, in lieu of stock options in addition to the above annual awards. The unit grant was determined based on 25% of the total long-term incentive target, or 60% of salary, converted to units as noted above. The restrictions on the stock unit award, unlike other restricted stock unit grants, do not lapse upon retirement; the restrictions instead lapse one year following retirement.

Changes to the Long-term Incentive Program for 2008

At its January 2008 meeting, the Committee amended the long-term incentive program for 2008 by (1) eliminating the strategic goal-based restricted stock unit award, (2) introducing a performance unit award based on relative, total shareowner return, and (3) rebalancing the value of each form of equity award.

Based on the Committee’s assessment of market practice, particularly the prevalence of relative, total shareowner return-based programs in the industry and the Committee’s view that the balance of three types of equity awards properly focused executives on internal and external performance factors as well as medium-term and longer-term performance, the Committee decided to rebalance the mix of long-term incentives from the prior 65% restricted stock unit and 35% stock option mix. Under the revised mix, restricted stock units based on sustained financial and operational performance represent 40% of an executive’s total long-term incentive opportunity; the performance unit award represents 20% of the award opportunity; and stock options represent 40% of the award opportunity. As pertains to the new total shareowner return-based performance unit award, executives will receive a target number of performance units and the actual amount earned at the end of the performance period will depend on the three-year total shareowner return results of the company versus a peer group. Total shareowner return reflects the combined impact of changes in stock price plus re-invested dividends over the performance period.

The revised equity award weighting is reflected below:

TABLE 9

Long-term Incentive Award Targets for 2008

	Restricted	Performance	Stock
	Stock Units	Units	Options
	(Targets as % of Salary)
	Sustained	Relative
	Financial and	Total
	Operational	Shareowner	Stock Price
Position	Results	Return	Performance	Total
Chief Executive Officer	130%	65%	130%	325%

Chief Operating Officer	100%	50%	100%	250%

Chief Financial Officer	88%	44%	88%	220%

Senior Vice President, General Counsel and Secretary and the President of PPL EnergyPlus	64%	32%	64%	160%

Presidents of other principal operating subsidiaries	58%	29%	58%	145%

Perquisites and Other Benefits

Officers of the company, including the named executive officers, are eligible for company-paid financial planning services. These services include financial planning, tax preparation support and a one-time payment for estate documentation preparation. These services are provided in recognition of time constraints on busy executives and their more complex compensation program that requires professional financial and tax planning. We believe that good financial planning by experts reduces the amount of time and attention that executive officers must spend on such issues and maximizes the net financial reward to the employee of compensation received from the company. Such planning also helps ensure that the objectives of our compensation programs are met and not frustrated by unexpected tax or other consequences.

The value of all perquisites is summarized for 2007 in Note 8 to the Summary Compensation Table.

Indirect Compensation

Officers of the company, including the named executive officers, participate in benefit programs offered to all company employees. In addition, officers are eligible for the executive benefit plans described below.

The company’s retirement income benefits are designed to provide a competitive level of income replacement in retirement for career executives. The primary retirement income program for executives consists of two plans: (1) the PPL Retirement Plan, a tax-qualified, defined benefit pension plan available to employees of the company generally and, (2) the Supplemental Executive Retirement Plan, or SERP, a nonqualified defined benefit pension plan available for officers of the company.

We have established a retirement income target for the PPL Retirement Plan and SERP for executives at 55% of pay (defined as five-year average total cash compensation) for a career employee with 30 years of service. Additional details on these plans are provided under “Pension Benefits in 2007.”

The company believes that its SERP benefits are competitive relative to companies with which it competes for talent and are necessary to retain executives and to recruit new executives to join the company.

The primary capital accumulation opportunities for executives are: (1) stock gains under the company’s long-term incentive program and employee stock ownership plan; and (2) voluntary savings opportunities that, for 2007, included savings through the tax-qualified deferred savings plan, which is a 401(k) plan (our PPL Deferred Savings Plan), and the Officers Deferred Compensation Plan, which is a nonqualified deferred compensation arrangement.

Under the PPL Deferred Savings Plan, the company provides matching cash contributions of up to 3% of the participating employee’s pay (defined as salary plus annual cash incentive award) up to contribution limits imposed by federal tax rules. Participating employees are vested in the company matching contributions after one year of service. This plan provides a selection of core investment options, including publicly available mutual funds, institutionally managed funds, including the Stable Value Fund managed by Fidelity Investments during 2007, and “lifestyle funds” available from a mutual fund provider (for 2007, the lifestyle funds were Fidelity Investments’ Freedom Funds). The plan investment options also include a brokerage account option that allows participants to select from a broad range of publicly available mutual funds, including those of the plan trustee as well as competitor funds. Participants may request distribution of their accounts at any time following termination of employment.

Our Officers Deferred Compensation Plan permits participants to defer up to all but $75,000 of their base salary and up to all of their annual cash incentive awards. A hypothetical account is established for each participant who elects to defer, and the participant selects one or more investment choices that generally mirror those that are available generally to employees under the PPL Deferred Savings Plan, except for any brokerage account options. For additional details on the Officers Deferred Compensation Plan, see “Executive Compensation Tables—Nonqualified Deferred Compensation in 2007” table on page 54. Matching contributions are made under this plan on behalf of participating officers to make up for matching contributions that would have been made on behalf of such officers under the PPL Deferred Savings Plan but for the imposition of certain maximum statutory limits imposed on qualified plan benefits (for example, annual limits on eligible pay and contributions). Executive officers who reach the maximum limits in the PPL Deferred Savings Plan are generally eligible for matching contributions under this plan. There is no vesting requirement for the company matching contributions. Retirement benefits and capital accumulation contributions under the Officers Deferred Compensation Plan are not affected by any long-term incentive or equity awards.

The company has a tax-qualified employee stock ownership plan, the PPL Employee Stock Ownership Plan, or ESOP, to which the company makes an annual contribution. Historically, the company has contributed a dollar amount to the ESOP that is equal to the tax benefit it receives for a tax deduction on dividends paid on PPL common stock held by the trustee of the ESOP. Contributions are then allocated among the ESOP participants based on the following two measures: (1) the amount of total dividends paid on the participant’s account, and (2) a pro rata amount based on salary up to a median salary amount. The total allocation cannot exceed 5% of a participant’s compensation. The ESOP trustee invests exclusively in the company’s common stock. All named executive officers participate in the ESOP, as well as employees of the company’s major business lines. There is no vesting period for contributions made under the ESOP. Shares held for a minimum of 36 months are available for withdrawal, and participants may request distribution of their account at any time following termination of employment. The participant has the option of receiving the actual shares of common stock or the cash equivalent of such shares.

Special Compensation

In addition to the annual direct and indirect compensation described above, the company provides special compensation with respect to specific situations.

Hiring and Retention. As part of the executive recruiting process, the company makes offers of employment to new executive candidates that will attract talent to the company and compensate these candidates for compensation they may lose when terminating employment with their prior employer.

Generally, annual compensation for new executive officers is consistent with that of current executives in similar positions. Incentive awards for the year of hire are generally pro-rated for the period of service during the executive’s initial year of employment and made after the close of the year, when awards are made for other executives. Annual, long-term incentive awards have not typically been granted upon hire; however, one-time awards may be made in restricted stock or restricted stock units to replace awards a new executive may be losing from a former employer or as part of a sign-on award to encourage an executive to join the company. Effective in 2008, forward-looking incentive awards, including performance unit and stock option awards, will be made to new hires for the year of hire on a pro rata basis.

In limited circumstances, generally involving mid-career hirings, the company enters into retention agreements with key executives to encourage their long-term employment with the company. These agreements typically involve the grant of restricted stock on which the restrictions lapse upon the attainment of age 60, but may vary on a case-by-case basis. During the term of the restrictions, the executive receives dividends. The intention is to retain key executives for the long-term and to focus the executive’s attention on stock price growth during the retention period.

Individual awards vary based on an executive’s level, company service and the need for retention and/or the market demand for an executive’s talent. The amount of an award is typically a multiple of salary converted to restricted stock as of the grant date. For specific details on retention agreements that are outstanding for named executive officers, see “Retention Agreements” on page 58.

Severance. We have not entered into traditional employment agreements with executives, including the named executive officers. There are no specific agreements pertaining to length of employment that would commit the company to pay an executive for a specific period. All executives are “employees-at-will” whose employment is conditioned on performance and subject to termination by the company at any time.

We do not maintain a general severance policy for executives. Separation benefits are determined, as needed, on a case-by-case basis. However, as discussed below, there is a structured approach to separation benefits for involuntary (and select voluntary or “good reason” as defined in “Change-in-Control Arrangements” below at page 56) terminations of employment in connection with a change in control of PPL Corporation.

The company has entered into agreements with certain executives, typically in connection with a mid-career hiring situation and as part of our offer of employment, in which we have promised a year’s salary in severance pay in the event the executive is terminated by the company for reasons other than cause. Severance benefits payable under these arrangements are conditioned on the executive agreeing to release the company from any liability arising from the employment relationship. Additional details on current arrangements for named executive officers are discussed under “Termination Benefits—Severance” below at page 58.

Change-in-Control Protections. The company believes executive officers who are terminated or who resign for “good reason” (as defined in “Change-In-Control Arrangements” below at page 56) in connection with a change in control of PPL Corporation should be provided separation benefits. These benefits are intended to ensure that executives focus on serving the company and shareowner interests without the distraction of possible job and income loss.

The major components of the company’s change in control protections are:

•	accelerated vesting of outstanding equity awards in order to protect executives’ equity-based award value from an unfriendly acquirer;

•	severance benefits; and

•	trusts to fund promised obligations in order to protect executive compensation from an unfriendly acquirer.

The company’s change-in-control benefits are consistent with the practices of companies with whom PPL competes for talent and assist in retaining executives and recruiting new executives to the company.

Accelerated Vesting of Equity Awards. As of the close of a transaction that results in a change in control of PPL Corporation, all outstanding equity grants awarded as part of the company’s compensation program (excluding restricted stock and restricted stock units issued pursuant to retention agreements) become available to executives. As a result, the vesting and exercisability of stock awards and option awards granted as part of the long-term incentive program accelerate—in other words, restrictions on all outstanding restricted stock units lapse, and all unexercisable stock options become exercisable. Stock options granted prior to 2007 are exercisable for 36 months following a qualifying termination of employment in connection with a change in control; options granted in 2007 and after are, after a change in control, exercisable for the remaining term of the stock option.

Severance Benefits. The company has entered into severance agreements with each of the named executive officers that provide benefits to the executives upon specified terminations of employment in connection with a change in control of PPL Corporation. The benefits provided under these agreements replace any other severance benefits provided to these officers by PPL Corporation or any prior severance agreement. Additional details on the terms of these severance agreements are described in “Change-in-Control Arrangements” at page 56.

Rabbi Trust. The company has entered into trust arrangements that currently cover the SERP, the Officers Deferred Compensation Plan, the severance agreements and the Directors Deferred Compensation Plan, and provide that specified trusts are to be funded when a “change in control” occurs. See “Change-in-Control Arrangements” at page 56 for a description of change-in-control events.

The trusts are currently unfunded but would become funded upon the occurrence of a potential change in control. The trust arrangements provide for immediate funding of benefits upon the occurrence of potential change in control, and further provide that the trusts can be revoked and the contributions returned if a change in control in fact does not occur. There are no current plans to fund any of the trusts.

Timing of Awards

The Committee determines the timing of incentive awards for executive officers.

Incentive awards for executive officers, including annual cash incentive awards and long-term incentive awards, are made as soon as practical following the performance period. It has been the company’s long-time practice to make annual cash incentive awards and stock-based grants at the January Committee meeting, which occurs the day before the January Board of Directors meeting on the fourth Friday of January.

We do not have, nor do we plan to have, any program, plan or practice to time equity grants with the release of material non-public information other than the practice of making such awards annually and regularly at the January Committee meeting.

For awards made in 2007, the market price for restricted equity award grants was the closing price of PPL common stock on the date of grant. The market price for shares issued when the restrictions lapse is determined at the closing price on the date the restrictions expire. The exercise prices for stock option awards are determined at the closing price on the day of the grant.

Off-cycle restricted stock, restricted stock unit, performance unit or stock option grants, if provided to newly hired executives as part of the hiring package, are made from time to time, normally as of the new executive’s hiring date. Prices for such stock awards are determined as of the day of hire or, if later, the day the Committee approves the grant, based on the closing price as of the date of grant.

Restricted stock and stock option grants to eligible employees other than executive officers are made in conjunction with our annual salary review process, which is usually conducted in January and February each year. Employee salary adjustments and annual cash incentive award payments are made in the first paycheck in March. Restricted stock units grants are made effective March 1. The number of stock units granted to eligible employees is determined as the employee’s target percentage times salary divided by the PPL stock market price determined the same as for executive officer awards. Stock options granted to employees other than executive officers are granted at the same time and same exercise price as determined for executive officers.

Ownership Guidelines

Meaningful ownership of PPL common stock by executives has always been an important part of the company’s compensation philosophy. In 2003, the Committee adopted specific ownership requirements under the Executive Equity Ownership Program (“Equity Guidelines”). The Equity Guidelines provide that executive officers should maintain levels of ownership of company Common Stock ranging in value from two times to five times base salary, as follows:

Multiple of
Base
Executive Officer	Salary

Chairman, President and CEO	5x
Executive Vice Presidents	3x
Senior Vice Presidents	2x
Presidents of major operating subsidiaries	2x

Executive officers at a particular guideline level must attain their minimum Equity Guidelines level by the end of their fifth anniversary at that level. Until the minimum ownership amount is achieved, executive officers are required to retain in common stock (or common stock units) 100% of the gain realized from the vesting of restricted stock and restricted stock units and the exercise of stock options (net of taxes and, in the case of options, the exercise price). If an executive does not attain the guideline level within the applicable period, annual cash incentives awarded after that date may be in restricted stock/restricted stock unit grants (without a premium) until actual ownership meets or exceeds the guideline level.

To assist executive officers in achieving or surpassing their minimum ownership amount, the Committee adopted the Cash Incentive Premium Exchange Program (“Premium Exchange Program”). Under this program, executives may elect to defer all or a portion of the annual cash incentive award to which they would be otherwise entitled and to receive instead restricted stock units equal to 140% of the amount so deferred (an “Exchange”). The restricted stock units are subject to a three-year vesting period, with only the 40% premium portion subject to forfeiture during the restriction period. Executive officers forfeit the premium amount if they terminate employment during the restriction period. A pro rata portion of the premium is payable for executive officers who retire after attaining age 60. The full premium is payable if employment is terminated during the restriction period due to the death or disability of the executive officer. The full premium is also payable in connection with a change in control of PPL Corporation. The Premium Exchange Program will expire after Exchanges for the 2008 annual cash incentive performance period.

The Equity Guidelines and the Premium Exchange Program encourage increased stock ownership on the part of the executive officers, which further aligns the interests of management and shareowners. All named executive officers were in compliance with the Equity Guidelines as of the end of 2007.

Tax and Accounting Considerations

Section 162(m). Section 162(m) of the Internal Revenue Code of 1986 generally provides that publicly held corporations may not deduct in any taxable year specified compensation in excess of $1,000,000 paid to the CEO and the next three most highly compensated executive officers (excluding the CEO and CFO). Performance-based compensation in excess of $1,000,000 is deductible if specified criteria are met, including shareowner approval of applicable plans. In this regard, the PPL Corporation Short-term Incentive Plan is designed to enable us to make cash awards to officers that are deductible under Section 162(m). Similarly, the PPL Corporation Incentive Compensation Plan enables us to make stock option awards that are deductible under Section 162(m). Restricted stock awards granted based on sustained financial and operational results may also qualify as performance-based compensation under the terms of Section 162(m). The Committee generally seeks ways to limit the impact of Section 162(m). However, the Committee believes that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes.

Sections 280G and 4999. We have entered into separation agreements with each of the named executive officers that provide benefits to the executives upon specified terminations of employment in connection with a change in control of PPL Corporation. The agreements provide for tax protection in the form of a gross-up payment to reimburse the executive for any excise tax under Internal Revenue Code Section 4999 as well as any additional income and employment taxes resulting from such reimbursement. Code Section 4999 imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment,” and Code Section 280G disallows the tax deduction to the payor of any amount of an excess parachute payment. Payments as a result of a change in control must exceed three times the executive’s base amount in order to be considered excess parachute payments, and then the excise tax is imposed on the parachute payments that exceed the executive’s base amount. The intent of the tax gross-up is to provide a benefit without a tax penalty to our executives who are displaced in the event of a change in control. We believe the provision of tax protection for the adverse tax consequences imposed on the executive under these rules is consistent with market practice, is an important executive retention component of our program and is consistent with our compensation objectives.

Section 409A. The Committee also considers the impact of Section 409A of the Internal Revenue Code on the company’s compensation programs. Section 409A was enacted as part of the American Jobs Creation Act of 2004 and substantially impacts the federal income tax rules applicable to nonqualified deferred compensation arrangements, as defined in the Section. In general, Section 409A governs when elections for deferrals of compensation may be made, the form and timing permitted for payment of such deferred amounts, and the ability to change the form and timing of payments initially established. Section 409A imposes sanctions for failure to comply, including inclusion in current income, a 20% penalty tax and interest on the recipient employee. The company operates its covered arrangements in a manner intended to avoid the adverse tax treatment under Section 409A. Certain amendments have already been made to the covered arrangements in this regard, and it is likely that the company will make additional amendments to its covered arrangements as future guidance is issued.

SFAS 123(R). In December 2004, the Financial Accounting Standard Board issued Statement on Financial Accounting Standards 123 (revised 2004), “Share-Based Payment,” which is known as SFAS 123(R) and prescribes the accounting for all stock-based awards. PPL adopted SFAS 123(R) effective January 1, 2006. SFAS 123(R) requires the company to recognize compensation cost for stock-based awards over the applicable service period using a fair value method. PPL uses the market price of its common stock at the date of grant to value its restricted stock and restricted stock unit awards and uses the Black-Scholes stock option pricing model to determine the fair value of its stock option awards. The adoption of SFAS 123(R) did not have a significant impact on the accounting for PPL’s stock-based awards, as PPL began expensing stock options on January 1, 2003 under the fair value method and the expense recognition for restricted stock and restricted stock units was not significantly changed.

For additional information on PPL’s accounting methods and assumptions for stock-based awards, refer to Notes 1 and 12 of the PPL financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC.

PPL’s stock-based compensation plans allow for accelerated vesting upon an employee’s retirement. As a result, PPL recognizes the expense immediately for employees who are retirement eligible when stock-based awards are granted. For employees who are not retirement eligible when stock-based awards are granted, PPL amortizes the awards on a straight-line basis over the shorter of the vesting period or the period up to the employee’s attainment of retirement age. PPL considers “retirement eligible” as the early retirement age of 55.

Because the SEC requires that the value of stock-based awards that are included in the Summary Compensation Table in this Proxy Statement be based on SFAS 123(R) expense recognition, and because of the accelerated vesting that is based on an employee’s age as described above, amounts disclosed in these tables will differ from amounts calculated for compensation purposes and described in this CD&A.

In addition, because the restricted stock unit awards granted for 2007 performance were not granted until January 2008, any expense for these awards will be reflected beginning in next year’s and not this year’s Summary Compensation Table and next year’s and not this year’s Grants of Plan-Based Awards table, and will not tie directly to the values determined by our compensation grant methodology. For example, the restrictions on an annual grant of restricted stock units lapse after three years. The grant value is determined using the methodology described as of the award date. Under SFAS 123(R), the grant is accounted for as an expense over the period of time the restrictions are in place. Therefore, unless the executive officer is considered retirement eligible, only a portion of the annual grant value is expensed in the grant year. Even though the grant is for 2007 performance, because it was granted in January 2008, no expense related to the awards will appear in the Summary Compensation Table until next year. Also expensed in the grant year is a portion of prior grants on which restrictions have not lapsed. If the executive officer who receives the award is age 55 or older, 100% of the award is expensed in the year of the grant because the officer is eligible for retirement.

Executive Compensation Tables

The following table summarizes all compensation for our Chief Executive Officer, our former Chief Financial Officer, our current Chief Financial Officer, and our next three most highly compensated executives, or “named executive officers,” for the last two fiscal years, for service for PPL and its subsidiaries. Messrs. Miller and Biggar also served as directors but received no compensation for board service. Mr. Biggar retired as Executive Vice President and Chief Financial Officer as of March 31, 2007.

SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
Name and Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position(1)	Year	Salary(2)	Bonus(3)	Awards(4)	Awards(5)	Compensation(6)	Earnings(7)	Compensation(8)	Total
James H. Miller	2007	$1,041,154	—	$1,333,858	$1,811,560	$1,604,700	$3,850,553	$32,308	$9,674,133
Chairman, President and Chief Executive Officer	2006	828,750		1,007,413	966,848	1,005,000	1,766,248	12,151	5,586,410

William H. Spence	2007	597,116	—	127,877	246,014	712,000	287,172	39,877	2,010,057
Executive Vice President and Chief Operating Officer

John R. Biggar	2007	155,850	$135,850	1,044,118	—	250,300	316,339	84,888	1,987,344
Former Executive Vice President and Chief Financial Officer	2006	519,038		659,354	638,118	443,800	389,471	8,930	2,658,711

Paul A. Farr	2007	437,669	—	266,182	289,422	471,200	124,790	16,562	1,605,825
Executive Vice President and Chief Financial Officer

Robert J. Grey	2007	405,000	—	383,862	398,746	368,000	642,759	22,875	2,221,241
Senior Vice President, General Counsel and Secretary	2006	389,231		351,073	317,990	256,000	335,658	16,887	1,666,839

Bryce L. Shriver	2007	390,000	—	380,350	398,746	262,700	690,255	17,855	2,139,905
President—PPL Generation, LLC	2006	389,231		376,688	317,990	228,200	451,436	9,883	1,773,428

(1)	Mr. Spence did not join the company as Executive Vice President and Chief Operating Officer until June of 2006 and did not become a named executive officer until 2007. Mr. Biggar retired effective April 1, 2007 and Mr. Farr was elected Executive Vice President and Chief Financial Officer on that same date.

(2)	Salary includes cash compensation deferred to the PPL Officers Deferred Compensation Plan. The following executive officers deferred salary in the amounts indicated: Miller ($31,235 in 2007); Spence ($17,914 in 2007); Farr ($43,767 in 2007); Grey ($52,000 in each of 2007 and 2006); and Shriver ($11,700 in 2007 and $13,000 in 2006).

(3)	Reflects a one-time cash payment to Mr. Biggar equal to three months’ salary.

(4)	This column represents the compensation expense recognized for financial statement reporting purposes on all outstanding shares of restricted stock and restricted stock units in accordance with SFAS 123(R), other than restricted stock unit awards granted in lieu of the annual cash incentive award foregone by the named executive officer. See Note 5 below. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No forfeitures of restricted stock or restricted stock units actually occurred during 2007 or 2006. Because Messrs. Miller, Biggar, Grey and Shriver were eligible for retirement, the fair values of their awards have been fully expensed. This column also includes the value of the premium restricted stock units granted in January 2007 and January 2006 and associated with the exchanges made by Messrs. Miller, Biggar, Grey and Shriver of their cash incentive compensation awarded in January 2007 for 2006 performance and in January 2006 for 2005 performance, respectively, under the Premium Exchange Program. See description of the Premium

Exchange Program in “CD&A—Ownership Guidelines.” For shares of restricted stock and restricted stock units granted in 2006 and earlier years, fair value is calculated using the average of the high and low sale prices of PPL’s common stock on the date of grant. Beginning in 2007, fair value is calculated using the closing sale price on the date of grant. For additional information, refer to Note 12 to the PPL financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. See the “Grants of Plan-Based Awards During 2007” table below for information on awards made in 2007. These amounts reflect the company’s accounting expense for these restricted stock and restricted stock unit awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(5)	This column represents the compensation expense recognized for financial statement reporting purposes for stock options granted to each of the named executive officers in the indicated year as well as prior fiscal years, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No forfeitures of any stock options actually occurred during 2007 or 2006. As Messrs. Miller, Biggar, Grey and Shriver were eligible for retirement, the fair values of their stock option awards have been fully expensed. For additional information on the valuation assumptions with respect to the 2007 stock option grants, refer to Note 12 to the PPL financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. For information on the valuation assumptions with respect to option grants made prior to 2007, refer to the Note entitled “Stock-Based Compensation” in the PPL financial statements in the Annual Report on Form 10-K for the respective year-end. See the “Grants of Plan-Based Awards During 2007” table for information on options granted in 2007. These amounts reflect the company’s accounting expense for these stock option awards and do not correspond to the actual value that will be recognized by the named executive officers.

(6)	This column represents cash awards granted in January 2008 and 2007 under PPL’s Short-Term Incentive Plan for performance in 2007 and 2006, respectively. The following named executive officers elected to exchange a portion of their cash awarded in January 2008, for 2007 performance, for restricted stock units under the Premium Exchange Program: Spence ($712,000); Farr ($424,080); Grey ($368,000); and Shriver ($131,350). The following named executive officers elected to exchange a portion of their cash awarded in January 2007, for 2006 performance, for restricted stock units under the Premium Exchange Program: Biggar ($110,950); Grey ($100,000); and Shriver ($91,280). See description of the Premium Exchange Program in “CD&A—Ownership Guidelines.” The value of these awards is included in this column and not in the “Stock Awards” column. The grants of restricted stock units under the Premium Exchange Program for the cash awards foregone by these executive officers in 2008 will be reflected in next year’s “Grants of Plan-Based Awards” table.

(7)	This column represents the sum of the changes in value in the PPL Retirement Plan and PPL Supplemental Executive Retirement Plan during 2007 and 2006 for each of the named executive officers. Mr. Biggar’s pension plan values decreased by $41,758 in 2007, and Mr. Farr’s Subsidiary Savings Plan values decreased by $1,567 in 2007. See the “Pension Benefits in 2007” table for additional information. No above-market earnings under the Officers Deferred Compensation Plan are reportable for 2007 or 2006. See the “Nonqualified Deferred Compensation in 2007” table for additional information.

(8)	The table below reflects the components of this column for 2007, which include the company’s matching contribution for each individual’s 401(k) plan contributions under the PPL Deferred Savings Plan, annual allocations under the PPL Employee Stock Ownership Plan, and certain perquisites, including financial planning and tax preparation services.

		ODCP Employer	ESOP	Financial	PGG	Benefits
Name	401(k) Match	Contributions	Allocation	Planning	Gift(a)	Paid		Total
J. H. Miller	$6,750	$24,021	$375	$1,105	$57	—		$32,308
W. H. Spence	6,750	10,697	334	10,500	57	$11,538	(b)	39,877
J. R. Biggar (Retired)	4,676	—	792	—		79,420	(c)	84,888
P. A. Farr	6,750	6,403	352	3,000	57	—		16,562
R. J. Grey	6,750	5,478	490	10,100	57	—		22,875
B. L. Shriver	6,750	4,950	394	3,000	57	2,704	(d)	17,855

(a)	Reflects cost of thank-you gift received from People for Good Government, PPL Corporation’s Political Action Committee.

(b)	Payment to Mr. Spence for vacation earned but not taken.

(c)	Payment for vacation earned but not taken when Mr. Biggar retired.

(d)	Each non-union employee receives an annual allocation of funds that can be used to purchase health and welfare benefits, such as health insurance, life insurance and additional vacation up to 40 hours. If an employee does not use all of the allocated funds for company benefits, the employee can elect to receive the remaining amount in cash or, for employees with a Health Savings Account (HSA), into their HSA. This amount represents such a payment into Mr. Shriver’s HSA.

GRANTS OF PLAN-BASED AWARDS DURING 2007

The following table provides information about equity and non-equity awards granted to the named executive officers in 2007, specifically: (1) the grant date; (2) estimated possible payouts under the 2007 annual cash incentive award program; (3) the number of shares underlying all stock awards, which consist of restricted stock units awarded to the named executive officers in 2007 for 2006 performance under PPL’s Incentive Compensation Plan, as well as restricted stock units granted pursuant to the Premium Exchange Program described in the “CD&A—Ownership Guidelines”; (4) all option awards, which consist of the number of shares underlying stock options awarded to the named executive officers; (5) the exercise price of the stock option awards, which was calculated using the closing sale price of PPL stock on the date of grant; and (6) the grant date fair value of each equity award computed under SFAS 123(R).

					All Other	All Other
					Stock	Option
		Estimated Possible Payouts			Awards:	Awards:	Exercise or
		Under Non-Equity Incentive			Number of	Number of	Base Price of	Grant Date Fair
		Plan Awards(1)			Shares of	Securities	Option	Value of Stock
	Grant				Stock or	Underlying	Awards(4)	and Option
Name	Date	Threshold	Target	Maximum	Units(2)	Options(3)	($/Sh)	Awards(5)
J. H. Miller	3/23/2007	$574,750	$1,149,500	$1,724,250
	1/25/2007				37,980			$1,333,858
	1/25/2007					255,870	$35.12	1,811,560

W. H. Spence	3/23/2007	255,000	510,000	765,000
	1/25/2007				40,390			1,418,497
	1/25/2007					113,720	35.12	805,138

J. R. Biggar	3/23/2007	54,863	109,725	164,558
(Retired)	1/25/2007				32,890			1,155,097

P. A. Farr	3/23/2007	168,750	337,500	506,250
	1/25/2007				16,430			577,022
	1/25/2007					56,320	35.12	398,746

R. J. Grey	3/23/2007	131,820	263,640	395,460
	1/25/2007				13,780			483,954
	1/25/2007					56,320	35.12	398,746

B. L. Shriver	3/23/2007	97,500	195,000	292,500
	1/25/2007				13,430			471,662
	1/25/2007					56,320	35.12	398,746

(1)	This column shows the potential payout range under the 2007 annual cash incentive award program. For additional information, see “CD&A—Compensation Elements—Direct Compensation—Annual Cash Incentive Awards” at page 27. The cash incentive payout range is from 50% to 150%, however, if the actual performance falls below the 50% level, the payout would be zero. The actual 2007 payout is found in the Summary Compensation Table on page 44 in the column entitled “Non-Equity Incentive Plan Compensation.” Mr. Biggar’s “Target” and “Maximum” amounts reflect that he only worked seven pay periods, or 14 weeks, before he retired on March 31, 2007.

(2)	This column shows the number of restricted stock units granted in 2007 to the named executive officers. In general, restrictions will lapse on January 24, 2010, three years from the date of grant. During the restricted period, each restricted stock unit entitles the individual to receive quarterly payments from the company equal to the quarterly dividends on one share of PPL stock. As a result of Mr. Biggar’s retirement and under the terms of PPL’s Incentive Compensation Plan, the restrictions on the following restricted stock units lapsed as follows: (1) on October 1, 2007 for 79,090 units granted in January 2007 for 2006 performance, which is six months after his retirement; and (2) on April 1, 2008 for 8,880 units granted in lieu of stock options, which is one year after his retirement.

This column also shows the number of restricted stock units granted to the following named executive officers who exchanged a portion of their cash incentive compensation awarded in January 2007 for 2006 performance under the Premium Exchange Program (called Exchanged Units) and the number of premium restricted stock units granted in January 2007 as result of the Exchanges made (called Premium Units): Spence (14,720 Exchanged Units and 5,890 Premium Units); Biggar (3,160 Exchanged Units and 1,260 Premium Units); Farr (4,740 Exchanged Units and 1,900 Premium Units); Grey (2,850 Exchanged Units and 1,140 Premium Units); and Shriver (2,600 Exchanged Units and 1,040 Premium Units). The Exchanged Units are not included in the “Stock Awards” column of the Summary Compensation Table because the company accrued their expense during 2006 in lieu of the equivalent cash incentive award. The Premium Units are included in this year’s Summary Compensation Table to the extent they were expensed during 2007.

(3)	This column shows the number of stock options granted in 2007 to the named executive officers. These options vest and become exercisable in three equal annual installments, beginning on January 25, 2008, which is one year after the grant date.

(4)	This column shows the exercise price for the stock options granted in 2007, which was the closing sale price of PPL common stock on the date the Compensation, Governance and Nominating Committee granted the options.

(5)	This column shows the full grant date fair value of restricted stock units and stock options granted to the named executive officers under SFAS 123(R). Generally, the full grant date fair value is the amount that the company would expense in its financial statements over the award’s vesting schedule. Because Messrs. Miller, Biggar, Grey and Shriver were eligible for retirement, the full grant date fair value of their stock awards was expensed in 2007. For restricted stock units, fair value is calculated using the closing sale price of PPL stock on the grant date of $35.12. For stock options, fair value is calculated using the Black-Scholes value on the grant date of $7.08. For additional information on the valuation assumptions for stock options, see Note 12 to the PPL financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. These amounts reflect the company’s accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers when restrictions lapse on the restricted stock units or when the options are exercised.

OUTSTANDING EQUITY AWARDS AT FISCAL-YEAR END 2007

The following table provides information on all unexercised stock option awards, as well as all unvested restricted stock and restricted stock unit awards for each named executive officer. Each stock option grant is shown separately for each named executive, and the restricted stock or restricted stock units that have not vested are shown in the aggregate. The vesting schedule for each grant is shown following this table, based on the option or stock award grant date. The market value of the stock awards is based on the closing market price of PPL stock as of December 31, 2007, which was $52.09. For additional information about the stock option and stock awards, see “CD&A—Compensation Elements—Direct Compensation—Long-term Incentive Awards (Equity Awards)” at page 33.

	Option Awards
				Equity Incentive			Stock Awards
		Number of	Number of	Plan Awards:
		Securities	Securities	Number of			Number of	Market Value
		Underlying	Underlying	Securities			Shares or	of Shares or
		Unexercised	Unexercised	Underlying			Units of	Units of
		Options	Options	Unexercised	Option	Option	Stock That	Stock That
	Grant	(#)	(#)	Unearned	Exercise	Expiration	Have Not	Have Not
Name	Date(1)	Exercisable(2)	Unexercisable(2)	Options	Price	Date	Vested(3)	Vested
J. H. Miller	1/24/02	72,520			$16.75	1/23/2012
	1/23/03	72,200			18.12	1/22/2013
	1/22/04	70,940			22.59	1/21/2014
	1/27/05	103,867	51,933		26.66	1/26/2015
	1/26/06	66,314	132,626		30.14	1/25/2016
	1/25/07		255,870		35.12	1/24/2017
							162,260	$8,452,123

W. H. Spence	1/25/07		113,720		35.12	1/24/2017
							49,920	2,600,333

J. R. Biggar (Retired)							8,880	462,559

P. A. Farr	1/27/05	16,987	16,993		26.66	1/26/2015
	1/26/06	20,630	41,260		30.14	1/25/2016
	1/25/07		56,320		35.12	1/24/2017
							83,360	4,342,222

R. J. Grey	1/22/04	63,760			22.59	1/21/2014
	1/27/05	44,067	22,033		26.66	1/26/2015
	1/26/06	21,810	43,620		30.14	1/25/2016
	1/25/07		56,320		35.12	1/24/2017
							45,210	2,354,989

B. L. Shriver	1/27/05		22,033		26.66	1/26/2015
	1/26/06	21,810	43,620		30.14	1/25/2016
	1/25/07		56,320		35.12	1/24/2017
							104,670	5,452,260

(1)	For a better understanding of this table, we have included an additional column showing the grant date of the stock options.

(2)	Under the terms of PPL’s Incentive Compensation Plan, all of Mr. Biggar’s unvested outstanding stock options vested as of the first day of his retirement, which was April 1, 2007. All stock options for the other named executive officers vest, or become exercisable, over three years—one-third at the end of each year following grant. As of December 31, 2007, the vesting dates of unvested stock option awards for the named executive officers other than Mr. Biggar are as follows:

		Vesting Dates
		2008			2009		2010
	Grant
Name	Date	1/25	1/26	1/27	1/25	1/26	1/25
J. H. Miller	1/27/05			51,933
	1/26/06		66,313			66,313
	1/25/07	85,290			85,290		85,290

W. H. Spence	1/25/07	37,907			37,906		37,907

P. A. Farr	1/27/05			16,993
	1/26/06		20,630			20,630
	1/25/07	18,774			18,773		18,773

R. J. Grey	1/27/05			22,033
	1/26/06		21,810			21,810
	1/25/07	18,774			18,773		18,773

B. L. Shriver	1/27/05			22,033
	1/26/06		21,810			21,810
	1/25/07	18,774			18,773		18,773

(3)	Under the terms of a special transition stock unit award granted to Mr. Biggar in lieu of stock options, the restrictions on his January 25, 2007 award lapsed on April 1, 2008, one year following the date of retirement. See “CD&A—Compensation Elements—Direct Compensation—Long-term Incentive Awards (Equity Awards)—Awards for 2007” at page 35.

The dates that restrictions lapse for each restricted stock or restricted stock unit award granted to the named executive officers are as follows:

		Dates Restrictions Lapse
		2008				2009
	Grant
Name	Date	1/27	1/28	3/1	10/1	1/26	6/26	1/25/10	4/27/27
J. H. Miller	10/26/01				60,000
	1/27/05	25,720
	1/26/06					38,560
	1/25/07							37,980

W. H. Spence	6/26/06						9,530
	1/25/07							40,390

P. A. Farr	4/22/02								24,600
	1/27/05	8,420
	3/01/05			4,280
	1/26/06					14,230
	1/27/06								15,400
	1/25/07							16,430

R. J. Grey	1/27/05	16,460
	1/26/06					14,970
	1/25/07							13,780

B. L. Shriver	1/28/00		52,500
	1/27/05	20,780
	1/26/06					17,960
	1/25/07							13,430

OPTION EXERCISES AND STOCK VESTED IN 2007

The following table provides information, for each of the named executive officers, on (1) stock option exercises during 2007, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of stock awards in the form of restricted stock units and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
			Number of Shares
	Number of Shares	Value Realized	Acquired	Value Realized
Name	Acquired on Exercise	on Exercise(1)	on Vesting	on Vesting(2)
J. H. Miller	—	—	18,420	$640,095

W. H. Spence	—	—	—	—

J. R. Biggar (Retired)	400,446	$6,460,927	95,950	4,342,660

P. A. Farr	24,427	598,156	5,200	199,836

R. J. Grey	81,380	2,475,580	7,860	273,135

B. L. Shriver	66,447	1,521,523	7,820	300,523

(1)	Amounts reflect the difference between the exercise price of the stock option and the market price at the time of exercise.

(2)	Amounts reflect the market value of the restricted stock units on the day the restrictions lapsed. Mr. Biggar acquired 79,090 shares of common stock on October 1, 2007 when restrictions lapsed, due to his retirement.

PENSION BENEFITS IN 2007

The following table sets forth information on the pension benefits for the named executive officers under each of the following pension plans:

•	PPL Retirement Plan. The PPL Retirement Plan is a funded and tax-qualified defined benefit retirement plan that covers approximately 5,822 active employees as of December 31, 2007. As applicable to the named executive officers, the plan provides benefits based primarily on a formula that takes into account the executive’s earnings for each fiscal year. Benefits under the PPL Retirement Plan for eligible employees are determined as the greater of the following two formulas:

•	The first is a “career average pay formula” of 2.25% of annual earnings for each year of credited service under the plan.

•	The second is a “final average pay formula” as follows:

1.3% of final average earnings up to the average Social Security Wage Base ($51,348 for 2007)

plus
 1.7% of final average earnings in excess of the average Social Security Wage Base multiplied by
 the sum of years of credited service (up to a maximum of 40 years).

Under the final average pay formula, final average earnings equal the average of the highest 60 months of pay during the last 120 months of credited service. The Social Security Wage Base is the average of the taxable social security wage base for the 35 consecutive years preceding an employee’s retirement date or, for employees retiring at the end of 2007, $51,348. The executive’s annual earnings taken into account under each formula include base salary, plus cash incentive awards, less amounts deferred under the PPL Officers Deferred Compensation Plan, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($225,000 for 2007).

The benefit an employee earns is payable starting at retirement on a monthly basis for life. Benefits are computed on the basis of the life annuity form of pension, with a normal retirement age of 65. Benefits are reduced for retirement prior to age 60 for employees with 20 years of credited service, and reduced prior to age 65 for other employees. Employees vest in the PPL Retirement Plan after five years of credited service. In addition, the plan provides for joint and survivor annuity choices, and does not require employee contributions.

Benefits under the PPL Retirement Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code. The Section 415 limit for 2007 is $180,000 per year for a single life annuity payable at an IRS-prescribed retirement age.

•	PPL Supplemental Executive Retirement Plan. The company offers the PPL Supplemental Executive Retirement Plan, or SERP, to approximately 24 active officers as of December 31, 2007 to provide for retirement benefits above amounts available under the PPL Retirement Plan described above. The SERP is unfunded and is not qualified for tax purposes. Accrued benefits under the SERP are subject to claims of the company’s creditors in the event of bankruptcy.

The SERP formula is 2.0% of final average earnings for the first 20 years of credited service plus 1.5% of final average earnings for the next 10 years. “Earnings” include base salary and annual cash incentive awards. “Final average earnings” is the average of the highest 60 months of earnings during the last 120 months of credited service.

Benefits are computed on the basis of the life annuity form of pension, with a normal retirement age of 65. Generally, absent a specifically authorized exception, such as upon a qualifying termination in connection with a change in control, no benefit is payable under the SERP if the executive officer has less than 10 years of service. Benefits under the SERP are paid, in accordance with a participant’s advance election, as a single sum or as an annuity, including choices of a joint and survivor or years-certain annuity. At age 60, or at age 50 with 10 years of service, accrued benefits are vested and may not be reduced by an amendment to the SERP or termination by the company. After the completion of 10 years of service, participants are eligible for death benefit protection.

The company does not have a policy for granting additional years of service but has done so under the SERP in individual situations. A grant of additional years of service to any executive officer must be approved by the Compensation, Governance and Nominating Committee, or the CGNC. Mr. Miller has been credited with five years additional service under the SERP and pursuant to the terms of a retention agreement, the CGNC also granted Mr. Miller additional service up to a maximum of 30 years if he remains employed by the company until he is 60 years old. The CGNC also granted Mr. Spence an additional year of service for each year of employment under the SERP and Mr. Shriver an additional 10 years of service under the SERP if he remains employed until January 28, 2008, as a retention mechanism. The total SERP benefit cannot increase beyond 30 years of service for any participant. The following table reflects a pro rata portion of the additional service amounts based on service as of December 31, 2007.

Mr. Grey is credited with service under the SERP commencing as of age 30, based on plan provisions in effect prior to January 1, 1998.

•	PPL Subsidiary Retirement Plan. The PPL Subsidiary Retirement Plan, in which Mr. Farr became a participant before he became an officer of the company, is a defined benefit plan that utilizes a hypothetical account balance to determine a monthly retirement annuity when an individual retires (known as a “cash balance plan”). Age 65 is the normal retirement age, but an individual may receive a reduced benefit as early as age 50 if the participant has at least five years of service.

The benefit formula for yearly increases to the hypothetical account balance is an increasing scale, based on age plus years of service. A participant whose age, plus years of service, is 32 or lower receives the minimum yearly credit of 5% of compensation plus 1.5% of compensation that is in excess of 50% of the Social Security Wage Base (defined above under “PPL Retirement Plan”). “Compensation” generally means base pay. The amount credited increases as age plus years of service increases, up to a maximum credit, at age plus years of service of 75 or above, of 14% of compensation plus 6% of compensation that is in excess of 50% of the Social Security Wage Base.

A participant has a vested right to a benefit under this plan after five years of service. Benefits are paid as a monthly annuity amount for life, or as a joint and survivor annuity. The amount of the annuity is determined by converting the hypothetical account balance, plus an assumed rate of interest, into a monthly annuity for life or joint lives. The amount payable is actuarially reduced if the participant elects to commence payment at an age younger than 65.

				Present Value of
		Number of Years		Accumulated	Payments During
Name	Plan Name	Credited Service(1)		Benefit(2)(3)	Last Fiscal Year
J. H. Miller	PPL Retirement Plan	6.8		$233,276	—
	SERP	27.5	(4)	8,593,172	—

W. H. Spence	PPL Retirement Plan	1.5		32,131	—
	SERP	2.5	(5)	387,736	—

J. R. Biggar	PPL Retirement Plan	37.5		1,274,271	$89,327
	SERP	30		0	4,075,022

P. A. Farr	PPL Retirement Plan	3.3		56,368	—
	PPL Subsidiary Plan	4.8		18,971	—
	SERP	9.6		298,086	—

R. J. Grey	PPL Retirement Plan	12.8		347,914	—
	SERP	27.3	(6)	2,787,760	—

B. L. Shriver	PPL Retirement Plan	8.3		280,027	—
	SERP	18.2	(7)	2,061,376	—

(1)	See “PPL Supplemental Executive Retirement Plan” above for a description of the years of service that have been granted under the SERP.

(2)	The accumulated benefit is based on service and earnings (base salary and annual cash incentive award) considered by the plans for the period through December 31, 2007. The present value has been calculated assuming that the named executive officers will remain in service until age 60, the age at which retirement may occur without any reduction in benefits, provided, for the PPL Retirement Plan, the employee has at least 20 years of service, and that the benefit is payable under the available forms of annuity consistent with the assumptions as described in Note 13 to the financial statements in PPL Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007. As described in such Note, the interest assumption is 6.39%. The post-retirement mortality assumption is based on the most recently available retirement plan table published by the Society of Actuaries, known as RP 2000, which is a widely used table for determining accounting obligations of pension plans. Only Messrs. Miller, Biggar and Grey are vested in the SERP as of December 31, 2007.

(3)	The present values in the table above are theoretical figures prescribed by the SEC for disclosure and comparison. The table below illustrates the actual benefits payable under the listed events assuming termination of employment occurred as of December 31, 2007, with the exception of Mr. Biggar, who retired prior to that date. The following table does not include any pending additional service years for Messrs. Miller and Shriver because neither executive was eligible as of December 31, 2007, as described above.

SERP Payments upon Termination
as of December 31, 2007(a)
Named
Executive Officer	Retirement	Death	Disability
J. H. Miller	$4,639,860	$1,906,949	$4,639,860

W. H. Spence(b)	—	—	—

P. A. Farr(b)	—	—	—

R. J. Grey	3,405,364	1,359,520	3,405,364

B. L. Shriver	$8,455 per month	$3,840 per month	$8,455 per month

(a)	Each named executive officer, other than Mr. Shriver, has elected to receive benefits payable under the SERP as a lump-sum payment, subject to applicable law. The amounts shown in this table represent the values that would have become payable based on a December 31, 2007 termination of employment. Actual payment would be made following December 31, subject to plan rules and in compliance with Section 409A of the Internal Revenue Code.

(b)	Messrs. Spence and Farr are not eligible to retire and are not vested under the SERP. Mr. Spence is also not vested in the PPL Retirement Plan, meaning that if he left the company on December 31, 2007, under any circumstance, he would not be eligible for any benefit. If Mr. Farr had left the company on December 31, 2007, voluntarily or as a result of a disability or death, he, or his spouse, would have been vested in a deferred benefit under the PPL Retirement Plan and PPL Subsidiary Retirement Plan. The PPL Retirement Plan benefit is first payable at age 55 on a reduced basis. The PPL Subsidiary Retirement Plan is first payable at age 50 on a reduced basis, but the death benefit is payable at the surviving spouse’s chosen date of commencement.

(4)	Includes 20.7 additional years of service provided to Mr. Miller. The years of credited service in excess of actual years of service provided to the company resulted in an increase to the present value of accumulated benefits for Mr. Miller as of December 31, 2007 under the SERP of $6,594,087. Includes a prorated portion of the additional years of service that Mr. Miller will receive when he reaches age 60.

(5)	Includes one additional year of service provided to Mr. Spence. The years of credited service in excess of actual years of service provided to the company resulted in an increase to the present value of accumulated benefits for Mr. Spence as of December 31, 2007 under the SERP of $176,931.

(6)	Includes 14.5 years of service provided to Mr. Grey. The years of credited service in excess of actual years of service provided to the company resulted in an increase to the present value of accumulated benefits for Mr. Grey as of December 31, 2007 under the SERP of $1,672,432.

(7)	Includes 10 additional years of service that Mr. Shriver received as of January 28, 2008. The years of credited service in excess of actual years of service provided to the company resulted in an increase to the present value of accumulated benefits for Mr. Shriver as of December 31, 2007 under the SERP of $1,383,675.

NONQUALIFIED DEFERRED COMPENSATION IN 2007

Our Officers Deferred Compensation Plan allows participants to defer all but $75,000 of their base salary and up to all of their annual cash incentive awards. In addition, the company made matching contributions to this plan during 2007 of up to 3% of an executive’s cash compensation (salary plus annual cash incentive award) to match executive contributions that would have been made to PPL’s tax-qualified deferred savings plan, which is a 401(k) plan, also known as the Deferred Savings Plan, except for certain Internal Revenue Service imposed limitations on those contributions. A hypothetical account is established for each participant who elects to defer, and the participant selects one or more deemed investment choices that generally mirror those that are available generally to employees under the PPL Deferred Savings Plan at Fidelity Investments. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. The company maintains each account as a bookkeeping entry.

In general, the named executive officers cannot withdraw any amounts from their deferred accounts under this plan until they either leave or retire from the company. The company’s Corporate Leadership Council, which consists of the chief executive officer, chief financial officer, chief operating officer, and general counsel, has the discretion to make a “hardship distribution” if there is an unforeseeable emergency that causes a severe financial hardship to the participant. Participants may elect one or more annual installments for a period up to 15 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code. No withdrawals or distributions were made by the named executive officers in 2007.

	Executive	Registrant	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Aggregate Balance
Name	Last FY(1)	Last FY(2)	Last FY(3)	Distributions	at Last FYE(4)
J. H. Miller	$31,235	$24,021	$15,237	—	$141,463

W. H. Spence	17,914	10,697	1,251		29,861

J. R. Biggar (Retired)	0	—	0	—	0

P. A. Farr	43,767	6,403	20,508	—	260,012

R. J. Grey	52,000	5,478	18,567	—	439,375

B. L. Shriver	11,700	4,950	33,191	—	481,168

(1)	All amounts deferred by Messrs. Miller, Farr, Grey and Shriver during 2007 are included in the “Salary” column of the Summary Compensation Table.

(2)	Amounts in this column are company matching contributions and are included in the Summary Compensation Table under the heading “All Other Compensation.”

(3)	Aggregate earnings for 2007 are not reflected in the Summary Compensation Table because such earnings are not deemed to be “above-market” earnings.

(4)	Represents the total balance of each named executive officer’s account as of December 31, 2007. Of the totals in this column, the following amounts have previously been reported in the Summary Compensation Table for this year and for 2006, if applicable.

		Executive	Registrant
Name	Fiscal Year	Contributions	Contributions	Total
J. H. Miller	2007	$31,235	$24,021	$55,256
	2006	0	—	0

W. H. Spence	2007	17,914	10,697	28,611

P. A. Farr	2007	43,767	6,403	50,170

R. J. Grey	2007	52,000	5,478	57,478
	2006	52,000	—	52,000

B. L. Shriver	2007	11,700	4,950	16,650
	2006	13,000	—	13,000

Change-in-Control Arrangements

The company has entered into severance agreements with each of the named executive officers, which provide benefits to these officers upon qualifying terminations of employment in connection with a change in control of the company. A “change in control” is defined as the occurrence of any five specific events. These events are summarized as follows:

•	a change in the majority of the members of our Board of Directors occurs through contested elections;

•	an investor or group acquires 20% or more of the company’s common stock;

•	a merger occurs that results in less than 60% control of the company or surviving entity by the current shareowners;

•	shareowner approval of the liquidation or dissolution of the company; or

•	the Board of Directors declares that a change in control is anticipated to occur or has occurred.

A voluntary termination of employment by the named executive officer would only result in the payment of benefits if there was “good reason” for leaving. “Good reason” includes a number of circumstances where the named executive officer has a substantial adverse change in the employment relationship or the duties assigned. For example, a reduction in salary, a relocation of the place of work more than 30 miles away, or a cutback or exclusion from a compensation plan, pension plan, or welfare plan would be “good reason.” The benefits provided under these agreements replace any other severance benefits that the company or any prior severance agreement would provide to these named executive officers.

There is no benefit payable before or after a change in control if the officer is discharged for “cause.” “Cause” generally means willful conduct that can be shown to cause material injury to the company or the willful refusal to perform duties after written demand by the Board of Directors.

Each of the severance agreements continues in effect until December 31, 2009, and the agreements generally are automatically extended for additional one-year periods. If a change in control occurs, the agreements will expire no earlier than 36 months after the month in which the change in control occurs. Each agreement provides that the named executive officer will be entitled to the severance benefits described below if, in connection with a change in control, the company terminates the named executive officer’s employment for any reason other than death, disability, retirement or “cause,” or the officer terminates employment for “good reason.”

These benefits include:

•	a lump-sum payment equal to three times the sum of (1) the named executive officer’s base salary in effect immediately prior to the date of termination, or if higher, immediately prior to the first occurrence of an event or circumstance constituting “good reason,” and (2) the highest annual bonus in respect of the last three fiscal years ending immediately prior to the fiscal year in which the change in control occurs, or if higher, the fiscal year immediately prior to the fiscal year in which first occurs an event or circumstance constituting “good reason”;

•	a lump-sum payment having an actuarial present value equal to the additional pension benefits the officer would have received had the officer continued to be employed by the company for an additional 36 months;

•	the continuation of welfare benefits for the officer and his or her dependents for the 36-month period following separation (reduced to the extent the officer receives comparable benefits from another employer);

•	unpaid incentive compensation that has been allocated or awarded for a previous performance period;

•	all contingent incentive compensation awards for all then uncompleted periods, calculated on a prorated basis of months of completed service, assuming performance achievement at 100% of the target level;

•	outplacement services for up to three years;

•	a gross-up payment for any excise tax imposed under the golden parachute provisions of the Internal Revenue Code; and

•	post-retirement health care and life insurance benefits to officers who would have become eligible for such benefits within the 36-month period following the change in control.

See the “Potential Payments upon Termination or Change in Control of PPL Corporation” table on page 62 for the estimated value of benefits to be paid if a named executive officer was terminated on December 31, 2007 after a change in control of PPL for qualifying reasons.

In addition to the benefits that the severance agreements provide, the following events would occur in the event of a change in control under the company’s compensation arrangements:

•	the restriction period applicable to any outstanding restricted stock or restricted stock unit awards lapses for those awards granted as part of the company’s compensation program (excluding restricted stock granted under our retention agreements);

•	all restrictions on the exercise of any outstanding stock options lapse;

•	all participants in the SERP immediately vest in their accrued benefit, even if not yet vested due to age and service; and

•	upon a qualifying termination, the SERP benefit improves by a pro rata portion of the additional years of service granted to the officer, if any, that otherwise would not be earned until a specified period of years had elapsed or the officer had reached a specified age.

The value of the SERP enhancements is included under the “Change in Control Termination” column of the “Potential Payments upon Termination or Change in Control of PPL Corporation” table provided below at page 62.

PPL has trust arrangements in place to facilitate the funding of benefits under the SERP, the Officers Deferred Compensation Plan, severance agreements and the Directors Deferred Compensation Plan if a change in control were to occur. Currently, the trusts are not funded. The trusts provide for the company to fund the trusts at the time a “potential change in control” occurs. The funds are refundable to the company if the change in control does not actually take place.

A “potential change in control” is triggered when:

•	the company enters into an agreement that would result in a change in control;

•	the company or any investor announces an intention to enter into a change in control;

•	the Board of Directors declares that a potential change in control has occurred; or

•	an investor obtains 5% or more of the company’s common stock and intends to control or influence management (requiring a Schedule 13D to be filed by the investor with the SEC).

Within 60 days of the end of each year after the change in control occurs, PPL is required to irrevocably deposit additional cash or property into the trusts in an amount sufficient to pay participants or beneficiaries the benefits that are payable under terms of the plans that are being funded by the trusts as of the close of each year. Any income on the trust assets would be taxed to PPL and not to the beneficiaries of the trusts, and such assets would be subject to the claims of general creditors in the event of PPL’s insolvency or bankruptcy.

Retention Agreements

PPL has executed retention agreements with Messrs. Miller, Farr and Shriver that grant 60,000 shares of restricted PPL common stock to Mr. Miller, 40,000 shares to Mr. Farr and 52,500 shares to Mr. Shriver. The restriction period will lapse on October 1, 2008 for Mr. Miller and April 27, 2027 for Mr. Farr. The restriction period lapsed on January 28, 2008 for Mr. Shriver. In the event of death or disability, the restriction period on a prorated portion of these shares will lapse immediately. In the event of a “change in control” of PPL, the restriction period on all of these shares will lapse immediately if there is an involuntary termination of employment that is not for “cause.” In the event Mr. Miller is terminated for “cause” or he terminates his employment with all PPL-affiliated companies prior to October 1, 2008, all shares of this restricted stock will be forfeited. In the event Mr. Farr is terminated for “cause” or he terminates his employment with all PPL-affiliated companies prior to April 27, 2027, all shares of this restricted stock will be forfeited. Mr. Miller’s agreement also includes a grant of additional years of services under the SERP, as described above in “— Pension Benefits in 2007 — PPL Supplemental Executive Retirement Plan.”

Termination Benefits

The named executive officers are entitled to various benefits in the event of a termination of employment, but the value of that benefit and its components varies depending upon the circumstances. A qualifying termination in connection with a change in control of PPL Corporation triggers contractual benefits under the severance and equity agreements described above. A retirement provides benefits and payments in cash or stock that are set forth in various executive plans referred to above. A termination resulting from death or disability also has a number of benefit consequences under various benefit plans.

The following table, “Potential Payments upon Termination or Change in Control of PPL Corporation,” sets forth best estimates of the probable incremental value of benefits that are payable assuming a termination of employment as of December 31, 2007, for reasons of voluntary termination, retirement, death, disability or qualifying termination in connection with a change in control. However, as permitted by SEC disclosure rules, the table does not reflect any amount provided to a named executive officer that is generally available to all non-union employees. Also, the following table does not repeat information disclosed in the “Pension Benefits in 2007” table, the “Nonqualified Deferred Compensation in 2007” table or, except to the extent that vesting or payment may be accelerated, the “Outstanding Equity Awards at Fiscal-Year End 2007” table. If a named executive officer does not yet qualify for full retirement benefits or other benefits requiring longer service, that additional benefit is not reflected below. If a named executive officer has the ability to elect retirement and thereby avoid a forfeiture or decreased benefits, the tables assume that retirement was elected and is noted as such in the footnotes to the table.

In the event that an executive is terminated for “cause” by the company, no additional benefits are due under the applicable plans and agreements.

Severance. See “CD&A — Compensation Elements — Special Compensation — Severance” for a discussion of the company’s practice on severance benefits. PPL has entered into agreements with certain executives, typically in connection with a mid-career hire situation and as part of our offer of employment, in which we have promised a year’s salary in severance pay in the event the executive is terminated by the company for reasons other than “cause.” Severance benefits payable under these arrangements are conditioned on the executive agreeing to release the company from any liability arising from the employment relationship.

Specifically, with regard to the named executive officers, the company agreed at the time of hiring Mr. Miller to provide up to 52 weeks of salary should he be terminated after one year of employment. Payment during the 52-week timeframe would stop if Mr. Miller became re-employed during the 52-week period. The company also agreed at the time of hiring Mr. Spence to provide up to 24 months of salary should he be terminated after one year of employment. Payment during the 24-month timeframe would stop if Mr. Spence became re-employed during the 24-month period.

As discussed above in “Change-In-Control Arrangements,” there is a structured approach to separation benefits for involuntary and select “good reason” terminations of employment in connection with a change in control of PPL Corporation. PPL has entered into agreements with each of the named executive officers that provide benefits to the officers upon qualifying terminations of employment in connection with a change in control of PPL Corporation. The benefits provided under these agreements replace any other severance benefits provided to these officers by PPL Corporation, or any prior severance agreement.

The table below includes the severance payments, the value of continued welfare benefits and outplacement benefits as “Other separation benefits”, and the value of “gross-up” payments for required Federal excise taxes on excess parachute payments as “Tax gross-up amount payable.” The value of additional pension benefits provided under the severance agreements is discussed above in “Change-in-Control Arrangements” and is included as “SERP” in the table below.

SERP and ODCP. See “Pension Benefits in 2007” above for a discussion of the SERP and “Change-in-Control Arrangements” for a discussion of enhanced benefits that are triggered if the named executive officer is terminated in connection with a change in control of PPL. The “Potential Payments upon Termination or Change in Control of PPL Corporation” table below only includes enhancements to benefits previously disclosed in the “Pension Benefits in 2007” table available as a result of the circumstances of termination of employment.

Account balances under the Officers Deferred Compensation Plan become payable as of termination of employment for any reason. Current balances are included in the “Nonqualified Deferred Compensation in 2007” table on page 54 above and are not included in the table below.

Annual Cash Incentive Awards. It is PPL’s practice to pay a pro rata portion of the accrued but unpaid annual cash incentive award to executives who retire or who are eligible to retire and (1) die while employed or (2) terminate employment due to a disability during the performance year. All named executive officers are eligible to retire except for Messrs. Spence and Farr. In the event Messrs. Spence and Farr were to die or terminate employment due to a disability, the Compensation, Governance and Nominating Committee has the power to consider an award. If Messrs. Spence and Farr were to leave voluntarily, they would not be entitled to an annual cash incentive award.

In the event of a qualifying termination in connection with a change in control, annual cash incentive awards that have been determined, but not yet paid, are payable under the terms of the severance agreements. Also in the case of a change in control, if a termination under the severance agreement occurs during the performance year, accrued incentive cash awards are payable on a pro rata basis for the period worked during the year using the assumption that performance goals were attained at target.

Except as noted above for Messrs. Spence and Farr, the annual cash incentive awards discussed in the CD&A and detailed for the 2007 year would be payable, without enhancement, in the event of retirement, death, disability, involuntary termination for reasons other than cause or in the event of a qualifying termination in connection with a change in control and are not included in the table below.

Long-term Incentive Awards. Restrictions on restricted stock units generally lapse upon retirement, death or termination of employment due to disability or in the event of a change in control. Restricted stock units are generally forfeited in the event of voluntary termination; however, for executives eligible to retire, which includes all named executive officers except Messrs. Spence and Farr, we have assumed for the table below that the executive retires and restrictions lapse. Likewise, in the table below we have assumed that, in the event of involuntary termination for reasons other than “cause” for executives eligible to retire, the restrictions lapse. Premium units granted under the Premium Exchange Program are forfeited in the event of voluntary termination or retirement prior to age 60, are pro-rated in the event of retirement or termination of employment without cause on or after age 60, and in the event of death or disability all restrictions lapse. Premium units are included in the table below based on these assumptions.

For those executives who have retention agreements, the restrictions on the retention shares lapse if the executive’s employment is terminated: (1) involuntarily for reasons other than for cause; (2) for qualifying reasons in connection with a change in control; or (3) in the event of death or disability. The value of these units is included in the appropriate column.

The following table, “Potential Payments upon Termination or Change in Control of PPL Corporation,” represents the value, as of December 31, 2007 (based on a PPL stock price of $52.09), of accelerated restricted stock units under each termination event.

Stock options that are not yet exercisable, other than those granted 12 months before termination of employment, become exercisable upon retirement. In the event of death or termination of employment due to disability, stock options not yet exercisable continue to become exercisable in accordance with the vesting schedule (in one-third increments on each anniversary of the grant). Options that are not yet exercisable are generally forfeited in the event of voluntary termination; however, for executives eligible to retire (all named executive officers except Messrs. Spence and Farr), we have assumed the executive retires. Likewise, in the table below we have assumed that in the event of involuntary termination for reasons other than “cause,” options not yet exercisable for executives eligible to retire become exercisable. In the event of voluntary termination of employment for reasons other than noted above, all executives have a minimum of 60 days to exercise options that are exercisable but that have not yet been exercised before they are forfeited.

Stock options granted within 12 months of termination of employment are normally forfeited. In the event of a change in control, all options, including those granted within the last 12 months, become exercisable upon close of the transaction that results in the change in control.

The term of all PPL stock options is 10 years. In the event of retirement, the executive has the full term to exercise the options. In the event of termination of employment as a result of death or disability, the term is reduced to the earlier of the remaining term of the option or 36 months. In the event of a qualifying termination of employment in connection with a change in control, the term is reduced to 36 months for all outstanding options. Effective for grants of options made in 2007 and after, the exercise periods in the event of a change in control will be extended to the full term.

The following table, “Potential Payments upon Termination or Change in Control of PPL Corporation,” represents the value (based on a PPL stock price of $52.09) of options that are not yet exercisable, assuming the options were exercised as of December 31, 2007 under each termination event. For the table below, options already exercisable as of the termination event are excluded. The value of these options is provided in the “Outstanding Equity Awards at Fiscal-Year End 2007” table above.

Termination Benefits for Mr. Biggar. Mr. Biggar retired effective April 1, 2007. The following summarizes the benefits for which he became eligible as of his retirement date.

As authorized by the Compensation, Governance and Nominating Committee, or CGNC, a payment equal to three months of salary was paid to Mr. Biggar as of April 1, 2007. In January 2007, for 2006 performance, the CGNC granted Mr. Biggar an annual cash award and restricted stock unit awards as described in the 2006 proxy statement and CD&A. In January 2008, for 2007 performance, the CGNC granted Mr. Biggar an annual cash incentive award and restricted stock unit awards as described in the CD&A. The 2008 annual cash incentive award is included in the Summary Compensation Table. The restricted stock unit awards granted in 2007 were expensed in 2007. The restricted stock unit awards granted in 2008 will be expensed in 2008.

Mr. Biggar elected to receive his SERP benefit in the form of a lump-sum payment. The company paid Mr. Biggar’s SERP benefits in two installments in order to avoid adverse tax consequences under Section 409A of the Internal Revenue Code. He received the first payment of $3,265,734 as of April 1, 2007, the day he retired. He received the second payment of $790,668 as of October 1, 2007, six months after his retirement date, with interest of $18,620 as determined by the interest rate applicable to the Stable Value Fund of the PPL Deferred Savings Plan for the period from April 1, 2007 to October 1, 2007.

As of his retirement, Mr. Biggar received a total of 87,970 restricted stock units. Restrictions lapsed on 79,090 units six months following his retirement on October 1, 2007, at which time the value was determined to be $3,756,775 based on the closing price for PPL shares of common stock as of that date of $47.50 per share. Restrictions on an additional 8,880 units will lapse 12 months following his retirement on April 1, 2008, at which time the value will be determined based on the closing price for PPL shares of common stock as of that date. At its January 2008 meeting, the CGNC granted an additional 5,450 units, a pro rata award for the 2007 performance period. As of his retirement, 1,370 Premium Units, some of which were granted in 2005, 2006 and 2007, were forfeited under the Premium Exchange Program. All Premium Units are forfeited upon retirement unless the retiring officer is 60 years old. Mr. Biggar was entitled to a pro rata portion of these Premium Units because he was over 60 years old.

As of his retirement, Mr. Biggar had a total of 268,533 exercisable stock options, which are exercisable for their stated terms. An additional 131,913 options (granted in 2005 and 2006) became exercisable as of his retirement. Mr. Biggar subsequently exercised these options, and the results of this exercise are included on the “Option Exercises and Stock Vested in 2007” table on page 51.

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE IN CONTROL OF PPL CORPORATION

	Retirement or			Involuntary	Change in
	Voluntary			Termination	Control
Named Executive Officer	Termination	Death	Disability	Not for Cause	Termination

J. H. Miller
Severance payable in cash(1)	$0	$0	$0	$1,045,000	$7,949,101
Other separation benefits(2)	0	0	0	(7)	167,762
Tax gross-up amount payable(3)	0	0	0	0	17,274,111
SERP(4)	0	0	0	0	12,420,000
Restricted stock/units(5)	5,288,177	8,413,577	8,413,577	8,413,577	8,452,123
Stock options(6)	4,231,797			4,231,797	8,573,911

W. H. Spence
Severance payable in cash(1)	0	0	0	1,200,000	3,936,000
Other separation benefits(2)	0	0	0	(7)	146,078
Tax gross-up amount payable(3)	0	0	0	0	4,104,320
SERP(4)	0	0	0	0	930,000
Restricted stock/units(5)	0	2,600,333	2,600,333	496,418 (9)	2,600,333
Stock options(6)	0			(8)	1,929,828

P. A. Farr
Severance payable in cash(1)	0	0	0	(7)	2,763,605
Other separation benefits(2)	0	0	0	(7)	138,989
Tax gross-up amount payable(3)	0	0	0	0	4,686,942
SERP(4)	0	0	0	0	990,000
Restricted stock/units(5)	0	4,342,222	4,342,222	2,083,600 (8)	4,342,222
Stock options(6)	0			(8)	2,292,014

R. J. Grey
Severance payable in cash(1)	0	0	0	(7)	2,320,800
Other separation benefits(2)	0	0	0	(7)	131,993
Tax gross-up amount payable(3)	0	0	0	0	2,879,101
SERP(4)	0	0	0	0	1,800,000
Restricted stock/units(5)	2,286,751	2,354,989	2,354,989	2,286,751	2,354,989
Stock options(6)	1,517,758			1,517,758	2,473,509

B. L. Shriver
Severance payable in cash(1)	0	0	0	(7)	1,958,100
Other separation benefits(2)	0	0	0	(7)	137,942
Tax gross-up amount payable(3)	0	0	0	0	3,370,867
SERP(4)	0	0	0	0	2,340,000
Restricted stock/units(5)	2,630,545	5,452,260	5,452,260	5,365,270	5,452,260
Stock options(6)	1,517,758			1,517,758	2,473,509

(1)	Mr. Miller has an agreement to provide up to 52 weeks of pay following involuntary termination for reasons other than cause. The full 52 weeks of pay are illustrated as “Severance payable in cash” under the “Involuntary Termination Not for Cause” column. Mr. Spence also has an agreement to provide up to 24 months of pay following involuntary termination for reasons other than cause. The full 24 months of pay are illustrated as “Severance payable in cash” under the “Involuntary Termination Not for Cause” column.

In the event of termination of employment in connection with a change in control, the named executive officers are eligible for severance benefits if termination occurs within 36 months of a change in control (a) due to termination by the company for reasons other than cause or (b) by the executive on the basis of “good reason” as that term is defined in the severance agreement.

For purposes of the illustration, we have assumed executives are eligible for benefits under the severance agreements. Amounts illustrated as “Severance payable in cash” under the “Change in Control Termination” column are three times the executive’s annual salary as of the termination date plus three times the highest annual cash incentive payment made in the last three years as provided under the agreements.

(2)	Under the terms of each named executive officer’s severance agreement, the executive is eligible for three years of continued medical and dental benefits, life insurance and disability protection, and outplacement benefits. The amounts illustrated as “Other separation benefits” are the estimated present values of these benefits.

(3)	In the event excise taxes become payable under Section 280G and Section 4999 of the Internal Revenue Code as a result of any “excess parachute payments,” as that phrase is defined by the Internal Revenue Service, the severance agreements provide that the company will pay the excise tax as well as gross-up the executive for the impact of the excise tax payment. (The tax payment and gross-up does not extend to normal income taxes due on any separation payments.) The amounts illustrated as “Tax gross-up amount payable” include the company’s best estimate of the excise tax and gross-up payments that would be made if each named executive officer had been terminated on December 31, 2007, under the terms of the severance agreement.

(4)	Amounts illustrated as “SERP” under the “Change in Control Termination” column include the value of the incremental benefits payable under the terms of the severance agreements — each named executive officer is eligible for a severance payment equal to the value of the SERP benefit that would be determined by adding an additional three years of service. For Messrs. Miller and Shriver, the additional three years of service cause the SERP benefit to be determined assuming the executive attained age 60 and, as a result, the benefit is based on 30 years of SERP service for Mr. Miller, and an additional 10 years of SERP service for Mr. Shriver. For details on additional years of service, see the discussion under “Pension Benefits in 2007” above.

(5)	Total outstanding restricted stock and restricted stock unit awards are illustrated in the “Outstanding Equity Awards at Fiscal-Year End 2007” table above at page 49. The table above illustrates the value of the restricted stock and stock units that would become payable as a result of each event as of December 31, 2007. In the table below, the number of units accelerated and payable as of the event, as well as the number forfeited, is illustrated. The gross value in the above table would be reduced by the amount of taxes required to be withheld; and the net shares, determined based on the stock price as of December 31, 2007, would be distributed based on a PPL stock price of $52.09. For purposes of the table below, the total number of shares is illustrated without regard for the tax impact.

For Messrs. Miller, Farr and Shriver, the totals shown below for death, disability, involuntary termination not for cause and change in control termination include the acceleration of outstanding retention shares.

Restricted Stock and Restricted Stock Units
(#)

	Retirement or			Involuntary		Change in
	Voluntary			Termination		Control
Named Executive Officer	Termination	Death	Disability	Not for Cause		Termination

J. H. Miller
accelerated	101,520	162,260	162,260	161,520		162,260
forfeited	60,740	0	0	740		0
W. H. Spence
accelerated	0	49,920	49,920	9,530	(9)	49,920
forfeited	49,920	0	0	40,390	(8)	0
P. A. Farr
accelerated	0	83,360	83,360	40,000	(8)	83,360
forfeited	83,360	0	0	43,360	(8)	0
R. J. Grey
accelerated	43,900	42,210	42,210	43,900		45,210
forfeited	1,310	0	0	1,310		0
B. L. Shriver
accelerated	50,500	104,670	104,670	103,000		104,670
forfeited	54,170	0	0	1,670		0

(6)	Total outstanding stock options are illustrated in the “Outstanding Equity Awards at Fiscal-Year End 2007” table. The table above illustrates the value of the options not yet exercisable that would become exercisable as a result of each event as of December 31, 2007. Exercisable options as of December 31, 2007 are excluded from this table. The table below details the number of options that accelerate and become exercisable as of the termination event, the number of options that become exercisable in the future in the events of death or disability and the number forfeited.

For illustrative purposes, it is assumed that all options not yet exercisable that become exercisable as of the event are exercised as of December 31, 2007, based on a PPL stock price of $52.09.

Stock Options Not Yet Exercisable
(#)

	Retirement or			Involuntary	Change in
	Voluntary			Termination	Control
Named Executive Officer	Termination	Death	Disability	Not for Cause	Termination

J. H. Miller
Accelerated	184,559	0	0	184,559	440,429
Forfeited	255,870	0	0	255,870	0
Become exercisable over next 36 months	0	440,429	440,429	0	0
W. H. Spence
Accelerated	0	0	0	(8)	113,720
Forfeited	113,720	0	0	(8)	0
Become exercisable over next 36 months	0	113,720	113,720	0	0
P. A. Farr
Accelerated	0	0	0	(8)	114,513
Forfeited	114,513	0	0	(8)	0
Become exercisable over next 36 months	0	114,513	114,513	0	0
R. J. Grey
Accelerated	65,653	0	0	65,653	121,973
Forfeited	56,320	0	0	56,320	0
Become exercisable over next 36 months	0	121,973	121,973	0	0
B. L. Shriver
Accelerated	65,653	0	0	65,653	121,973
Forfeited	56,320	0	0	56,320	0
Become exercisable over next 36 months	0	121,973	121,973	0	0

(7)	In the event of involuntary termination for reasons other than for cause, any severance payable in cash (except for Mr. Miller) and/or other separation benefits, if any, would be determined as of the date of termination and would require the approval of the Compensation, Governance and Nominating Committee.

(8)	In the event of involuntary termination for reasons other than for cause, Messrs. Spence and Farr would forfeit all outstanding restricted stock units (except as noted for Mr. Spence in footnote 9 below) and stock options because they are not eligible to retire. Any exceptions to the automatic forfeitures would require the approval of the Compensation, Governance and Nominating Committee. The exception for Mr. Farr would be the 40,000 shares of restricted stock that he holds under his Retention Agreement.

(9)	In the event of involuntary termination for reasons other than cause, pursuant to the terms of Mr. Spence’s employment offer, the restrictions on restricted stock units granted upon hire would lapse, subject to compliance with any legal requirements.

PROPOSAL 2: COMPANY PROPOSAL TO AMEND AND RESTATE THE COMPANY’S ARTICLES OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

The Board of Directors has unanimously approved, and recommends that our shareowners approve, Amended and Restated Articles of Incorporation (Articles), including amendments to Articles VIII, IX and X, to eliminate all supermajority voting requirements from our current Articles. In response to a favorable vote by shareowners at the 2006 and 2007 annual meetings on a proposal to reduce supermajority voting requirements, the Board of Directors carefully considered the advantages and disadvantages of the supermajority voting provisions in the company’s Articles and Bylaws. We are now asking our shareowners to vote to approve the amendment and restatement of the Articles to eliminate all of the supermajority provisions in the Articles. Effective upon the approval by our shareowners of this proposal, our Board has also approved amending Section 4.05 of our Bylaws to eliminate a supermajority voting requirement to remove directors for cause. All supermajority voting requirements would then be eliminated from both of our Articles and Bylaws.

We propose the following changes to our Articles:

•	Deletion of Article VIII of the Articles in its entirety, which currently provides that, unless a business combination is approved by the affirmative vote of either a majority of disinterested directors or the holders of at least two-thirds of the voting power of all shares of the company’s voting stock, voting together as a single class, then, in addition to any vote of shareowners otherwise required by law or the Articles, the consummation of any business combination requires that additional conditions shall have been met.

•	Removal of the two-thirds vote requirement in Article IX of the Articles, which relates to the ability of our shareowners to amend, alter or repeal, or to adopt any provision inconsistent with, Articles VI, VII, VIII, IX and X of the company’s Articles.

•	Removal of the two-thirds vote requirement in Article X of the Articles, which relates to the ability of our shareowners or directors to amend, alter or repeal, or to adopt any provision inconsistent with, Sections 3.05(b), 3.16, 3.17, 4.03(a), 4.03(c), 4.04 or 4.05(a) of the company’s Bylaws.

Effective upon shareowner approval of this proposal, our Board has adopted the following amendment to our Bylaws:

•	Removal of the two-thirds vote requirement contained in Section 4.05 of our Bylaws, which relates to the ability of our shareowners to remove directors for cause.

Removal of these requirements would eliminate all supermajority voting requirements from our Articles and Bylaws. The proposed amendments to the Articles are set forth in Annex A, with deleted language stricken through with a line and new language underscored.

Vote Required for Approval. The affirmative vote of the shareowners entitled to cast at least two-thirds of the votes which all shareowners are entitled to cast is required to approve the proposed amendments. (This two-thirds vote is required under our current Articles, but will not be required for any action in the future if this company proposal is approved.) This management proposal will qualify for the broker “routine vote” under NYSE Rule 452. This permits brokers to vote FOR the proposal on behalf of any of their customers who do not return instructions. If the amendment and restatement of the Articles is approved, then it will become effective upon the filing with the Department of State of the Commonwealth of Pennsylvania, which filing would be made promptly after the annual meeting.

The Board of Directors
recommends that shareowners vote FOR Proposal 2

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees to Independent Auditor for 2007 and 2006

For the fiscal years ended December 31, 2007 and 2006, Ernst & Young LLP (E&Y) served as our independent registered public accounting firm, or “independent auditor.” The following table presents fees billed by E&Y for the fiscal years ended December 31, 2007 and 2006, for professional services rendered for the audit of our company’s annual financial statements and for fees billed for other services rendered.

	2007	2006
	(In thousands)

Audit fees(a)	$5,835	$5,501
Audit-related fees(b)	660	173
Tax fees(c)	—	—
All other fees(d)	50	24

(a)	Includes estimated fees for audit of annual financial statements and review of financial statements included in our company’s Quarterly Reports on Form 10-Q and services in connection with statutory and regulatory filings or engagements including comfort letters and consents for financings and filings made with the SEC. Also includes approximately $1.8 million in 2007 and $1.8 million in 2006 of fees for audits relating to internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Additionally, in 2006, fees of $119,000 were paid to PricewaterhouseCoopers LLP (“PwC”) for completion of the 2005 financial audit, the last year for which they served as independent auditor.

(b)	Fees for review of internal controls, performance of specific agreed-upon procedures and services provided in connection with various business and financing transactions.

(c)	The independent auditor does not provide tax consulting and advisory services to the company or any of its affiliates.

(d)	Fees relating to access to accounting research tools licensed by E&Y and PwC. Also includes fees relating to training on financial accounting and reporting topics.

Approval of Fees. The Audit Committee has procedures for pre-approving audit and non-audit services to be provided by the independent auditor. These procedures are designed to ensure the continued independence of the independent auditor. More specifically, the use of our company’s independent auditor to perform either audit or non-audit services is prohibited unless specifically approved in advance by the Audit Committee. As a result of this approval process, the Audit Committee has established specific categories of services and authorization levels. All services outside of the specified categories and all amounts exceeding the authorization levels are reviewed by the Chair of the Audit Committee, who serves as the Committee designee to review and approve audit and non-audit related services during the year.
A listing of the approved audit and non-audit services is reviewed with the full Audit Committee no later than its next meeting.

The Audit Committee approved 100% of the 2007 and 2006 audit and non-audit related fees.

* * * * * *

Representatives of E&Y are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareowners on the appointment of E&Y. If the shareowners do not ratify the selection of E&Y, the selection of the independent auditor will be reconsidered by the Audit Committee.

The Board of Directors
recommends that shareowners vote FOR Proposal 3

OTHER MATTERS

Shareowner Proposals for the Company’s 2009 Annual Meeting. To be included in the proxy material for the 2009 Annual Meeting, any proposal intended to be presented at that Annual Meeting by a shareowner must be received by the Secretary of the company no later than December 11, 2008. To be properly brought before the Annual Meeting, any proposal must be received not later than 75 days in advance of the date of the 2009 Annual Meeting.

Annex A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
PPL CORPORATION

Article I.
The name of the Corporation is PPL Corporation.

Article II.
The address of the registered office of the Corporation in this Commonwealth is Two North Ninth Street, Allentown, Lehigh County, Pennsylvania 18101-1179.

Article III.
The Corporation is incorporated under the provisions of the Business Corporation Law of 1988.

Article IV.
The aggregate number of shares which the Corporation shall have the authority to issue is 790,000,000 shares, divided into 10,000,000 shares of Preferred Stock, par value $.01 per share, and 780,000,000 shares of Common Stock, par value $.01 per share.

Article V.
The designations, preferences, qualifications, limitations, restrictions, and the special or relative rights in respect of the shares of each class shall be as follows:

DIVISION A-PREFERRED STOCK

Section 1.  General.  To the extent permitted by these Amended and Restated Articles of Incorporation, the Board of Directors, by majority vote of a quorum, shall have the authority to issue shares of Preferred Stock from time to time in one or more classes or series, and to fix by resolution, at the time of issuance of each of such class or series, the distinctive designations, terms, relative rights, privileges, qualifications, limitations, options, conversion rights, preferences, and voting powers, and such prohibitions, restrictions and qualifications of voting or other rights and powers thereof except as they are fixed and determined in this Article V. The dividend rate or rates, dividend payment dates or other terms of a class or series of Preferred Stock may vary from time to time dependent upon facts ascertainable outside of these Amended and Restated Articles of Incorporation if the manner in which the facts will operate to fix or change such terms is set forth in the express terms of the class or series or upon terms incorporated by reference to an existing agreement between the Corporation and one or more other parties or to another document of independent significance or otherwise to the extent permitted by the Business Corporation Law of 1988.

Section 2.  Dividends.  The holders of shares of each class or series of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available for the purpose under 15 Pa.C.S. § 1551 (relating to distributions to shareholders) or any superseding provision of law subject to any additional limitations in the express terms of the class or series, cash dividends at the rate or rates and on the terms which shall have been fixed by or pursuant to the authority of the Board of Directors with respect to such class or series and no more, payable at such time or times as may be fixed by or pursuant to the authority of the Board of Directors. If and to the extent provided by the express terms of any class or series of Preferred Stock, the holders of the class or series shall be entitled to receive such other dividends as may be declared by the Board of Directors.

Section 3.  Liquidation of the Corporation.  In the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock shall be entitled to receive from the assets of the Corporation (whether capital or surplus), an amount per share, prior to the payment to the holders of shares of Common Stock or of any other class of stock of the Corporation ranking as to liquidation subordinate to the Preferred Stock, which shall have been fixed and determined by the Board of Directors with respect thereto.

For the purposes of this section, the terms “involuntary liquidation, dissolution or winding up” shall include, without being limited to, a liquidation, dissolution or winding up of the Corporation resulting in the distribution of all of the net proceeds of a sale, lease or conveyance of all or substantially all of the property or business of the Corporation to any governmental body including, without limitation, any municipal Corporation or political subdivision or authority.

Section 4.  Conversion Privileges.  In the event any class or series of the Preferred Stock is issued with the privilege of conversion, such stock may be converted, at the option of the record holder thereof, at any time or from time to time, as determined by the Board of Directors, in the manner and upon the terms and conditions stated in the resolution establishing and designating the class or series and fixing and determining the relative rights and preferences thereof.

Section 5.  Redemption.  The Corporation, at its option to be exercised by its Board of Directors, may redeem the whole or any part of the Preferred Stock or of any class or series thereof at such time or times as may be fixed by the Board, at the applicable price for each share, and upon the terms and conditions which shall have been fixed and determined by the Board with respect thereto.

Section 6.  Voting Rights.  Each holder of record of shares of Preferred Stock shall have full, limited, multiple, fractional, conditional or no voting rights as shall be stated in the resolution or resolutions of the Board of Directors providing for the issue of such shares. Unless provided in such resolution or resolutions, no holder of shares of Preferred Stock shall have cumulative voting rights.

DIVISION B-COMMON STOCK

Section 1.  Dividends and Shares in Distribution on Common Stock.  Subject to the rights of the holders of the Preferred Stock and subordinate thereto, the Common Stock alone shall receive all further dividends and shares upon liquidation, dissolution, winding up or distribution.

Section 2.  Voting Rights.  At any meeting of the shareholders, each holder of Common Stock shall be entitled to one vote per share.

Article VI.
The shareholders of the Corporation shall not have the right to cumulate their votes for the election of directors of the Corporation.

Article VII.
The following provisions of the Business Corporation Law of 1988 shall not be applicable to the Corporation: 15 Pa.C.S. § 2538 (relating to approval of transactions with interested shareholders) and 15 Pa.C.S. Subchapter 25G (relating to control-share acquisitions).

Article VIII.  [Reserved]

~~Business Combinations.~~

~~Section 1.  Definitions. For the purposes of this Article VIII, the following terms shall have the meanings hereinafter set forth:~~

~~(A) “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect from time to time.~~

~~(B) A person shall be a “Beneficial Owner” of any Voting Stock:~~

~~(i) which such person or any of its Affiliates or Associates (as herein defined) beneficially owns, directly or indirectly; or~~

~~(ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, except that a person shall not be deemed the Beneficial Owner of any Voting Stock under this paragraph (B) if the agreement, arrangement or understanding to vote such Voting Stock (X) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the Securities and Exchange Act of 1934 as in effect from time to time, and (Y) is not then reportable on a Schedule 13D under the Securities and Exchange Act of 1934 as in effect from time to time (or any comparable or successor report); or~~

~~(iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.~~

~~(C) “Business Combination” shall mean any of the following:~~

~~(i) any merger or consolidation of the Corporation or any Subsidiary with (A) any Interested Shareholder, or (B) any other Corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder; or~~

~~(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $25,000,000 or more; or~~

~~(iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more; or~~

~~(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or~~

~~(v) any reclassification of securities of the Corporation (including any reverse stock split), or recapitalization of the Corporation, statutory share exchange, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder), exclusive of any repurchase or redemption of securities of the Corporation in accordance with or solely in anticipation of the terms of any mandatory sinking fund or redemption provisions thereof, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by an Interested Shareholder or any Affiliate of any Interested Shareholder.~~

~~(D) “Disinterested Director” shall mean any member of the Board of Directors of the Corporation (the “Board”) who is unaffiliated with, and not a nominee of, the Interested~~

~~Shareholder (as such term is used in the context of a particular proposed Business Combination) and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and is designated to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.~~

~~(E) “Fair Market Value” means:~~

~~(i) in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange — Listed Stocks, or, if such stock is not quoted on the Composite Tape for the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such Exchange, the highest bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations Systems (“NASDAQ”) or the NASDAQ National Market System or, if NASDAQ and the NASDAQ National Market System are not then in use, any other system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and~~

~~(ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.~~

~~(F) “Privately Held Stock” shall mean any class or series of the Preferred Stock which has not been registered pursuant to Section 12 of the Securities Exchange Act of 1934.~~

~~(G) “Interested Shareholder” shall mean any person (other than the Corporation, any Subsidiary or any benefit plan for the employees of the Corporation or any subsidiary) who or which:~~

~~(i) is the Beneficial Owner, directly or indirectly, of more than ten percent of the voting power of the then outstanding Voting Stock; or~~

~~(ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question became the Beneficial Owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding Voting Stock; or~~

~~(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.~~

~~For the purpose of determining whether a person is an Interested Shareholder pursuant to this paragraph (G), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of paragraph (B) of this Section 1, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise. An Interested Shareholder as defined in this paragraph (G) shall not include a person engaged in business as an underwriter of securities who acquires the shares directly from the Corporation or any Affiliate or Associate of the Corporation through such person’s participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933 as in effect from time to time.~~

~~(H) In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in Sections (A) and (B) of Section 2 of this Article VIII shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.~~

~~(I) A “person” shall mean any individual, firm, partnership, trust, Corporation or other entity.~~

~~(J) “Subsidiary” means any Corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (G) of this Section 1, the term “Subsidiary” shall mean only (1) PPL Electric Utilities Corporation for so long as the Corporation owns, directly or indirectly, equity securities entitling it to cast a majority of the votes generally entitled to be cast in elections of PPL Electric Utilities Corporation directors and (2) each other corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.~~

~~(K) “Voting Stock” shall mean each share of stock of the Corporation generally entitled to vote in elections of directors.~~

~~A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, for the purposes of this Article VIll on the basis of information known to them after reasonable inquiry, all facts necessary to determine the applicability of the various provisions of this Article VIII. Any such determination made in good faith shall be binding and conclusive on all parties.~~

~~Section 2.  Unless a Business Combination shall have been approved by the affirmative vote of either a majority of Disinterested Directors or the holders of at least two-thirds of the voting power of all shares of Voting Stock, voting together as a single class, then, in addition to any vote of shareholders otherwise required by law or these Amended and Restated Articles of Incorporation, the consummation of any Business Combination shall require that all of the following conditions shall have been met:~~

~~(A) The aggregate amount of the cash and the fair market value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:~~

~~(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (A) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (B) in the transaction in which it became an Interested Shareholder, whichever is highest;~~

~~(ii) the fair market value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such later date is referred to in this Article VIII as the “Determination Date”), whichever is higher; and~~

~~(iii) (if applicable) the price per share equal to the fair market value per share of Common Stock determined pursuant to paragraph (ii) above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (B) the fair market value per share of Common Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of Common Stock.~~

~~(B) The aggregate amount of the cash and the fair market value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock other than Common~~

~~Stock (and other than any series or class of Privately Held Voting Stock), shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (B) shall be required to be met with respect to every such class or series of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class or series of Voting Stock):~~

~~(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of such class or series of Voting Stock acquired by it (A) within the two-year period immediately prior to the Announcement Date, or (B) in the transaction in which it became an Interested Shareholder, whichever is higher;~~

~~(ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or, If higher, the voluntary redemption price per share for such class or series;~~

~~(iii) the fair market value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and~~

~~(iv) (if applicable) the price per share equal to the fair market value per share of such class or series of Voting Stock determined pursuant to paragraph (iii) above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of such class or series of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (B) the fair market value per share of such class or series of Voting Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of such class or series of Voting Stock.~~

~~(C) The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of Voting Stock. If the Interested Shareholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.~~

~~(D) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination except as approved by a majority of the Disinterested Directors:~~

~~(i) There shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock;~~

~~(ii) there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and~~

~~(iii) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.~~

~~(E) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately~~

~~as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.~~

~~(F) A proxy or information statement describing the proposed Business Combination and containing the information specified for proxy or information statements under the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least thirty days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).~~

~~Section 3.  Nothing contained in this Article VIll shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.~~

Article IX.

Amendment of Articles.  These Amended and Restated Articles of Incorporation may be amended in the manner from time to time prescribed by statute and all rights conferred upon shareholders herein are granted subject to this reservation~~; provided, however, that, notwithstanding the foregoing (and in addition to any vote that may be required by law, these Amended and Restated Articles of Incorporation or the bylaws), the affirmative vote of the shareholders entitled to cast at least two-thirds of the votes which all shareholders are entitled to cast shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, Articles VI, VII, VIII, IX and X of these Amended and Restated Articles of Incorporation; provided further that such two-thirds vote shall not be required for any such amendment, alteration or repeal of, or adoption of any provision inconsistent with, Article VIII which is recommended to the shareholders by a majority of the Disinterested Directors (which shall mean all the directors then in office when there is no Interested Shareholder)~~.

Article X.

Amendment of Bylaws.  Except as otherwise provided in the express terms of any class or series of Preferred Stock, the bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the shareholders at a duly organized annual or special meeting of shareholders, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the board of directors of the Corporation in office at any regular or special meeting of directors~~; provided, however, that any amendment, alteration or repeal of, or the adoption of any provision inconsistent with, Sections 3.05(b), 3.16, 3.17, 4.03(a), 4.03(c), 4.04 or 4.05(a) of the bylaws, if by action of the shareholders, shall be only upon the affirmative vote of the shareholders entitled to cast at least two-thirds of the votes which all shareholders are entitled to cast and, if by action of the directors, shall be only upon the approval of at least two-thirds of the directors of the Corporation in office.~~

Article XI.

Uncertificated Shares.  Any or all classes and series of shares of the Corporation, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except as required by applicable law, including that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required by applicable law to be set forth or stated on certificates. Except as otherwise expressly provided by law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

Highlight Detail
Rte 100
Adrienne Dr.
Sycamore Rd.
Light at Penn Dr.
Penn Dr.
To Scranton/Wilkes-Barre/Hazleton
To I-80, I-81
To Poconos
To I-80, I-380
Rte 33
I-476
N.E. Extension PA Turnpike
Rte 309 N
US 22
Lehigh Valley Interchange
Tilghman Street
Bethlehem
To Easton/NewJersey
I-78/22 Exit for Rte 100
Rte 100 N
Hamilton Blvd
Allentown
I-78
To Harrisburg
Cetronia
Emmaus
Rte 309 S
To Quakertown
Holiday Inn - Fogelsville
US Rte 222
Kutztown Rd.
To Kutztown/Reading/Lancaster
Trexlertown
Rte 100 S
To Philadelphia
N
W
E
S

DIRECTIONS TO PPL CORPORATION
ANNUAL MEETING OF SHAREOWNERS

10 A.M.WEDNESDAY, MAY 21, 2008

HOLIDAY INN CONFERENCE CENTER
Fogelsville, Pennsylvania

From Interstate 78

- Take Exit 49A (Trexlertown) to Route 100 South
- Proceed about 0.7 miles south on Route 100
- Turn right at the first light (Penn Drive) and stay in the right lane
- Take the next right (Sycamore Road)
- Continue straight to the Holiday Inn past Hilton Garden, Damon's and Krause Toyota

From Reading

- Take Route 222 North from Reading
- 2.8 miles past the Premise Maid Candy and Ice Cream Shop, take the Fred Jaindl Highway following signs to Route 100 North (Fogelsville/Allentown)
- Proceed 1.6 miles on the Fred Jaindl Highway and take the Route 100 North exit (Fogelsville/Trexlertown)
- At the traffic light at the end of the ramp, turn left (Route 100)
- Travel north on Route 100 (stay in the left lane) for 1.3 miles. At the fourth traffic light, turn left at Penn Drive
- Make the first right onto Sycamore Road
- Continue straight to the Holiday Inn past Hilton Garden, Damon's and Krause Toyota

PPL Investor Services: For questions about PPL Corporation or its subsidiaries, or information concerning:

Lost Dividend Checks
Bond Interest Checks
Direct Deposit of Dividends
Bondholder Information

Please contact:

Manager — PPL Investor Services
Two North Ninth Street (GENTW8)
Allentown, PA 18101

Toll Free: 1-800-345-3085
FAX: 610-774-5106
Via e-mail: invserv@pplweb.com

Wells Fargo Shareowner Services: For information concerning:

PPL’s Dividend Reinvestment Plan
Stock Transfers
Lost Stock Certificates
Certificate Safekeeping

Please contact:

Wells Fargo Bank, N.A.
Shareowner Servicessm
161 North Concord Exchange
South St. Paul, MN 55075-1139

Toll Free: 1-866-280-0245
Outside U.S.: 651-453-2129

PPL, PPL Energy Supply, LLC and PPL Electric Utilities Corporation file a joint Form 10-K Report with the Securities and Exchange Commission. The Form 10-K Report for 2007 is available without charge by writing to the Investor Services Department at the address printed above, by calling 1-800-345-3085, or by accessing it through the Investor Center page of PPL’s Internet Web site identified below.

Whether you plan to attend the Annual Meeting or not, you may vote over the Internet, by telephone or by returning your proxy. To ensure proper representation of your shares at the Annual Meeting, please follow the instructions at the Web site address on your proxy or follow the instructions that you will be given after dialing the toll-free number on your proxy. You may also mark, date, sign and mail the accompanying proxy as soon as possible. An envelope, which requires no postage if mailed in the United States, is included for your convenience.

For the latest information on PPL Corporation,
visit our location on the Internet at
http://www.pplweb.com

PPL CORPORATION
ANNUAL MEETING OF SHAREOWNERS
WEDNESDAY, MAY 21, 2008
10 A.M.
HOLIDAY INN CONFERENCE CENTER
FOGELSVILLE, PA
If you have consented to access the annual report and proxy information electronically, you may view it by going to PPL Corporation’s Web site. You can get there by typing in the following address: http://www.pplweb.com/PPLCorpProxy

PPL Corporation Two North Ninth Street Allentown, PA 18101	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 21, 2008.
James H. Miller and E. Allen Deaver, and each of them, are hereby appointed proxies, with the power of substitution, to vote the shares of the undersigned, as directed on the reverse side of this proxy, at the Annual Meeting of Shareowners of PPL Corporation to be held on May 21, 2008, and any adjournments thereof, and in their discretion to vote and act upon any other matters as may properly come before said meeting and any adjournments thereof.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.
By signing the proxy, you revoke all prior proxies and appoint James H. Miller and E. Allen Deaver, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions

COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on May 20, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — www.eproxy.com/ppl — QUICK ««« EASY ««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on May 20, 2008.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic proxy.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to PPL Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by telephone or Internet, please do NOT mail your Proxy Card
ò  Please detach here  ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01	Frederick M. Bernthal	03	Keith H. Williamson
		02	Louise K. Goeser

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	Company Proposal to Amend and Restate the Company’s Articles of Incorporation to Eliminate Supermajority Voting Requirements

3.	Ratification of the Appointment of Independent Registered Public Accounting Firm

☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

☐	For	☐	Against	☐	Abstain

☐	For	☐	Against	☐	Abstain

Address Change? Mark Box  ☐  Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Admission Ticket
PPL Corporation Annual Meeting of Shareowners
10 a.m., May 21, 2008
Holiday Inn Conference Center
Fogelsville, Pennsylvania
April 10, 2008
Dear ESOP Participant,
It is a pleasure to invite you to attend the 2008 Annual Meeting of Shareowners, which will be held at 10 a.m. on Wednesday, May 21, 2008. The Annual Meeting will be held at the Holiday Inn Conference Center, in Fogelsville, near the intersection of I-78 and Route 100, west of Allentown. For your convenience, a map showing our meeting location, along with written directions, is included on the back inside cover of the accompanying Proxy Statement.
Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement. We will conclude the formal portion of the meeting with a discussion of the company’s operations, and a question-and-answer period will follow.
We hope you will be able to attend in person. If you plan to attend the meeting, please detach and bring this admission ticket with you to the meeting. Please follow the instructions on the ballot card for voting over the Internet, by telephone or by detaching and returning your ballot. If you are unable to attend the meeting but have any questions or comments on the company’s operations, we would like to hear from you.
Your vote is important. Whether you hold one share or many, please vote as soon as possible so that you will be represented at the meeting in accordance with your wishes.
Sincerely,
James H. Miller
Chairman, President and Chief Executive Officer
ò FOLD AND DETACH HERE ò

PPL CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)
CONFIDENTIAL BALLOT
This is a ballot for voting your shares of PPL Corporation Common Stock held in the ESOP. Please complete the ballot card and return in the envelope provided or vote by telephone or the Internet. Fidelity Investments, as Trustee of the ESOP, will vote shares held in your ESOP Account as directed on the ballot at the Annual Meeting of Shareowners of PPL Corporation to be held on May 21, 2008.
If you do not return your ballot card, or return it unsigned, or do not vote by telephone or Internet, the ESOP provides that the Trustee will vote your shares in the same percentage as shares held by participants for which the Trustee has received timely voting instructions.
Please review the information carefully and indicate how you wish your shares to be voted at the Annual Meeting. Mark, sign, date and use the return envelope for mailing your ballot (if you do not vote by telephone or Internet) to Fidelity Investments’ agent for tabulation. Timely receipt of your instructions on a signed ballot card or by telephone or Internet is extremely important.
This ballot, if sent by mail, must be received by the close of business on May 19, 2008 in order for your vote to be counted. If you wish to vote by telephone or on the Internet, please follow the attached instructions.

Comments (Mark the corresponding box on the reverse side)

See reverse for voting instructions

THIS BALLOT WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

COMPANY #

There are three ways to vote your Ballot
Your telephone or Internet vote authorizes the PPL Employee Stock Ownership Plan (“ESOP”) Trustee to vote your shares in the same manner as if you marked, signed and returned your ballot card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
•	Use any touch-tone telephone to vote your Ballot 24 hours a day, 7 days a week, until 12:00 noon (CT) on May 16, 2008.

•	Please have your ballot card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — www.eproxy.com/ppl — QUICK ««« EASY ««« IMMEDIATE
•	Use the Internet to vote your Ballot 24 hours a day, 7 days a week, until 12:00 noon (CT) on May 16, 2008.

•	Please have your ballot card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your ballot card and return it in the postage-paid envelope we’ve provided or return it to PPL ESOP Trustee, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by telephone or Internet, please do NOT mail your Ballot Card
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01	Frederick M. Bernthal	03	Keith H. Williamson
		02	Louise K. Goeser

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	Company Proposal to Amend and Restate the Company’s Articles of Incorporation to Eliminate Supermajority Voting Requirements

3.	Ratification of the Appointment of Independent Registered Public Accounting Firm

☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

☐	For	☐	Against	☐	Abstain

☐	For	☐	Against	☐	Abstain

Comments? Mark Box                      ☐ Provide comments on reverse.

Date

Signature(s) in Box
Signature(s) in Box
Please sign exactly as your name(s) appears on the ballot. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the ballot.

Admission Ticket

PPL Corporation Annual Meeting of Shareowners
10 a.m., May 21, 2008
Holiday Inn Conference Center
Fogelsville, Pennsylvania
April 10, 2008

Dear Shareowner,

It is a pleasure to invite you to attend the 2008 Annual Meeting of Shareowners, which will be held at 10 a.m. on Wednesday, May 21, 2008. The Annual Meeting will be held at the Holiday Inn Conference Center, in Fogelsville, near the intersection of I-78 and Route 100, west of Allentown. For your convenience, a map showing our meeting location, along with written directions, is included on the inside back cover of the accompanying Proxy Statement.

Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement. We will conclude the formal portion of the meeting with a discussion of the company’s operations, and a question-and-answer period will follow.

We hope you will be able to attend in person. If you plan to attend the meeting, please bring this admission ticket with you to the meeting. Please follow the instructions on the enclosed proxy card for voting over the Internet, by telephone or by returning your proxy card. If you are unable to attend the meeting but have any questions or comments on the company’s operations, we would like to hear from you.

Your vote is important. Whether you own one share or many, please vote as soon as possible so that you will be represented at the meeting in accordance with your wishes.

Sincerely,

James H. Miller
Chairman, President and Chief Executive Officer